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                                                                     Exhibit 2.1


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                          AGREEMENT AND PLAN OF MERGER



                            DATED AS OF JUNE 4, 2002


                                 BY AND BETWEEN



                         FIRST FEDERAL BANCSHARES, INC.



                                       AND



                               PFSB BANCORP, INC.








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                                TABLE OF CONTENTS
                                                                       Page No.

Introductory Statement.......................................................1

ARTICLE I - DEFINITIONS......................................................1

ARTICLE II - THE MERGER......................................................8
      2.1    The Merger......................................................8
      2.2    Closing.........................................................8
      2.3    Effective Time..................................................8
      2.4    Effects of the Merger...........................................8
      2.5    Effect on Outstanding Shares of PFSB Common Stock...............8
      2.6    Election and Proration Procedures...............................9
      2.7    Exchange Procedures............................................12
      2.8    Effect on Outstanding Shares of FFBI Common Stock..............14
      2.9    Directors of FFBI After Effective Time.........................15
      2.10   Certificate of Incorporation and Bylaws........................15
      2.11   Treatment of Stock Options and Restricted Stock................15
      2.12   Dissenters' Rights.............................................16
      2.13   Bank Merger....................................................16
      2.14   Alternative Structure..........................................16

ARTICLE III - REPRESENTATIONS AND WARRANTIES................................17
      3.1    Disclosure Letters.............................................17
      3.2    Representations and Warranties of PFSB.........................17
      3.3    Representations and Warranties of FFBI.........................31

ARTICLE IV - CONDUCT PENDING THE MERGER.....................................39
      4.1    Forbearances by PFSB...........................................39
      4.2    Forbearances by FFBI...........................................42

ARTICLE V - COVENANTS.......................................................42
      5.1    Acquisition Proposals..........................................42
      5.2    Certain Policies and Actions of PFSB...........................43
      5.3    Access and Information.........................................44
      5.4    Applications; Consents.........................................45
      5.5    Antitakeover Provisions........................................45
      5.6    Additional Agreements..........................................46
      5.7    Publicity......................................................46
      5.8    Stockholder Meeting............................................46
      5.9    Registration of FFBI Common Stock..............................47
      5.10   Affiliate Letters..............................................48
      5.11   Notification of Certain Matters................................48


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      5.12   Employee Benefits Matters......................................48
      5.13   Indemnification................................................49
      5.14   Section 16 Matters.............................................50
      5.15   Dividends......................................................51
      5.16   Board of Directors; Advisory Board.............................51

ARTICLE VI - CONDITIONS TO CONSUMMATION.....................................51
      6.1    Conditions to Each Party's Obligations.........................51
      6.2    Conditions to the Obligations of FFBI..........................52
      6.3    Conditions to the Obligations of PFSB..........................53

ARTICLE VII - TERMINATION...................................................53
      7.1    Termination....................................................53
      7.2    Termination Fee................................................55
      7.3    Effect of Termination..........................................56

ARTICLE VIII - CERTAIN OTHER MATTERS........................................56
      8.1    Interpretation.................................................56
      8.2    Survival.......................................................56
      8.3    Waiver; Amendment..............................................56
      8.4    Counterparts...................................................57
      8.5    Governing Law..................................................57
      8.6    Expenses.......................................................57
      8.7    Notices........................................................57
      8.8    Entire Agreement; etc..........................................58
      8.9    Successors and Assigns; Assignment.............................58

EXHIBITS

      Exhibit A   Form of Voting Agreement
      Exhibit B   Plan of Bank Merger
      Exhibit C   Form of Affiliate Letter



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                          AGREEMENT AND PLAN OF MERGER


      This is an AGREEMENT AND PLAN OF MERGER, dated as of the 4th day of June, 2002 ("AGREEMENT"), by and between FIRST FEDERAL BANCSHARES, INC., a Delaware corporation ("FFBI"), and PFSB BANCORP, INC., a Missouri corporation ("PFSB").

                             INTRODUCTORY STATEMENT

      The Board of Directors of each of FFBI and PFSB (i) has determined that this Agreement and the business combination and related transactions contemplated hereby are advisable and in the best interests of FFBI or PFSB, as the case may be, and in the best long-term interests of the stockholders of FFBI or PFSB, as the case may be, and (ii) has determined that this Agreement and the transactions contemplated hereby are consistent with, and in furtherance of, its respective business strategies.

      The parties hereto intend that the Merger (as defined herein) shall qualify as a reorganization under the provisions of Section 368(a) of the IRC for federal income tax purposes.

      FFBI and PFSB each desire to make certain representations, warranties and agreements in connection with the business combination and related transactions provided for herein and to prescribe various conditions to such transactions.

      As a condition and inducement to FFBI's willingness to enter into this Agreement, each of the members of the Board of Directors of PFSB has entered into an agreement dated as of the date hereof in the form of Exhibit A pursuant
                                                             ---------
to which he will vote his shares of PFSB Common Stock in favor of this Agreement and the transactions contemplated hereby.

      In consideration of their mutual promises and obligations hereunder, the parties hereto adopt and make this Agreement and prescribe the terms and conditions hereof and the manner and basis of carrying it into effect, which shall be as follows:

                                    ARTICLE I
                                   DEFINITIONS

For purposes of this Agreement:

      "ACQUISITION PROPOSAL" means any proposal or offer with respect to any of the following (other than the transactions contemplated hereunder): (i) any merger, consolidation, share exchange, business combination, or other similar transaction involving PFSB or any of its Subsidiaries; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 25% or more of PFSB's consolidated assets in a single transaction or series of transactions;
(iii) any tender offer or exchange offer for 25% or more of the outstanding shares of PFSB's capital stock



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or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in an any of the foregoing.

      "AGREEMENT" means this Agreement, as amended, modified or amended and restated from time to time in accordance with its terms.

      "ARTICLES OF MERGER" shall have the meaning given to that term in SECTION 2.3.

      "BANK MERGER" shall have the meaning given to that term in SECTION 2.13.

      "BANK MERGER ACT" means the Bank Merger Act, as amended.

      "CASH CONSIDERATION" shall have the meaning given to that term in SECTION 2.5(A).

      "CASH ELECTION" shall have the meaning given to that term in SECTION
2.6(B).

      "CASH ELECTION SHARES" shall have the meaning given to that term in
SECTION 2.6(B).

      "CERTIFICATE" shall have the meaning given to that term in SECTION 2.6(C).

      "CERTIFICATE OF MERGER" shall have the meaning given to that term in
SECTION 2.3.

      "CLOSING" shall have the meaning given to that term in SECTION 2.2.

      "CLOSING DATE" shall have the meaning given to that term in SECTION 2.2.

      "CONTINUING EMPLOYEE" shall have the meaning given to that term in SECTION 5.12(A).

      "CONVERTED OPTIONS" shall have the meaning given to that term in SECTION 2.11(A).

      "CRA" means the Community Reinvestment Act.

      "DGCL" means the Delaware General Corporation Law.

      "DISCLOSURE LETTER" shall have the meaning given to that term in SECTION 3.1.

      "DISSENTERS' SHARES" shall have the meaning given to that term in SECTION 2.12.

      "EFFECTIVE TIME" shall have the meaning given to that term in SECTION 2.3.

      "ELECTION DEADLINE" shall have the meaning given to that term in SECTION 2.6(C).


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      "ELECTION FORM" shall have the meaning given to that term in SECTION
2.6(A).

      "ENVIRONMENTAL LAW" means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, directive, executive or administrative order, judgment, decree, injunction, or agreement with any Governmental Entity relating to (i) the protection, preservation or restoration of the environment (which includes, without limitation, air, water vapor, surface water, groundwater, drinking water supply, soil, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety as it relates to Hazardous Materials, or (ii) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of, Hazardous Materials, in each case as amended and as now in effect. The term Environmental Law includes, without limitation, the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976, the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970 as it relates to Hazardous Materials, the Federal Hazardous Substances Transportation Act, the Emergency Planning and Community Right-To-Know Act, the Safe Drinking Water Act, the Endangered Species Act, the National Environmental Policy Act, the Rivers and Harbors Appropriation Act or any so-called "Superfund" or "Superlien" law, each as amended and as now in effect.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "ERISA AFFILIATE" means any entity that is considered one employer with PFSB under Section 4001(b)(1) of ERISA or Section 414 of the IRC.

      "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

      "EXCHANGE AGENT" shall have the meaning given to that term in SECTION 2.6(C).

      "EXCHANGE RATIO" shall have the meaning given to that term in SECTION 2.5(A).

      "EXCLUDED SHARES" shall consist of (i) Dissenters' Shares and (ii) shares held directly or indirectly by FFBI (other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted).

      "FDIA" means the Federal Deposit Insurance Act, as amended.

      "FDIC" means the Federal Deposit Insurance Corporation.

      "FFBI" shall have the meaning given to that term in the preamble.



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      "FFBI COMMON STOCK" means the common stock, par value $.01 per share, of
FFBI.

      "FFBI PRICE" means the average of the closing sales price of FFBI Common Stock, as reported on The Nasdaq Stock Market, for the Measurement Period; provided, however, that in the event FFBI Common Stock does not trade on one or more of the trading days in the Measurement Period, any such date shall be disregarded in computing the average closing sales price and the average shall be based upon the closing sales price and number of days on which FFBI Common Stock actually traded during the Measurement Period.

      "FFBI RATIO" shall have the meaning given to that term in SECTION 7.1(G).

      "FFBI'S REPORTS" shall have the meaning given to that term in SECTION 3.3(G).

      "FIRST FEDERAL" shall have the meaning given to that term in SECTION 2.13.

      "GAAP" means generally accepted accounting principles.

      "GOVERNMENT REGULATOR" means any federal or state governmental authority charged with the supervision or regulation of depository institutions or depository institution holding companies or engaged in the insurance of bank deposits.

      "GOVERNMENTAL ENTITY" means any court, administrative agency or commission or other governmental authority or instrumentality.

      "HAZARDOUS MATERIAL" means any substance (whether solid, liquid or gas) which is or could be detrimental to human health or safety or to the environment, currently or hereafter listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any substance containing any such substance as a component. Hazardous Material includes, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance, oil or petroleum, or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos-containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl.

      "HOLA" means the Home Owners' Loan Act, as amended.

      "INDEMNIFIED PARTY" shall have the meaning given to that term in SECTION 5.13(A).

      "INDEX" shall have the meaning given to that term in SECTION 7.1(G).

      "INDEX RATIO" shall have the meaning given to that term in SECTION 7.1(G).

      "INDEX VALUE" shall have the meaning given to that term in SECTION 7.1(G).



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      "IRC" means the Internal Revenue Code of 1986, as amended.

      "IRS" means the Internal Revenue Service.

      "KNOWLEDGE" means, with respect to a party hereto, actual knowledge of the members of the Board of Directors of that party or any officer of that party with the title ranking not less than senior vice president.

      "LETTER OF TRANSMITTAL" shall have the meaning given to that term in
SECTION 2.7(A).

      "LIEN" means any charge, mortgage, pledge, security interest, claim, lien or encumbrance.

      "LOAN" means a loan, lease, advance, credit enhancement, guarantee or other extension of credit.

      "LOAN PROPERTY" means any property in which the applicable party (or a subsidiary of it) holds a security interest and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

      "MAILING DATE" shall have the meaning given to that term in SECTION
2.6(A).

      "MATERIAL ADVERSE EFFECT" means an effect which is material and adverse to the business, financial condition or results of operations of PFSB or FFBI, as the context may dictate, and its Subsidiaries taken as a whole; PROVIDED, HOWEVER, that any such effect resulting from any (i) changes in laws, rules or regulations or generally accepted accounting principles or regulatory accounting requirements or interpretations thereof that apply to both FFBI and PFSB, or to financial and/or depository institutions generally, (ii) changes in economic conditions affecting financial institutions generally within the region in which FFBI and PFSB operate, including but not limited to, changes in the general level of market interest rates, (iii) actions and omissions of FFBI or PFSB taken with the prior written consent of the other in contemplation of the transactions contemplated hereby and (iv) direct effects of compliance with this Agreement on the operating performance of the parties, including expenses incurred by the parties in consummating the transactions contemplated by this Agreement, shall not be considered in determining if a Material Adverse Effect has occurred.

      "MAXIMUM INSURANCE AMOUNT" shall have the meaning given to that term in
SECTION 5.13(C).

      "MEASUREMENT PERIOD" means the ten consecutive trading days ending on the date of the Stockholder Meeting or the date on which the OTS approves the Merger, whichever occurs later.

      "MERGER" shall have the meaning given to that term in SECTION 2.1.

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      "MERGER CONSIDERATION" shall have the meaning given to that term in
SECTION 2.5(A).

      "MGBCL" means the General and Business Corporations Law of Missouri.

      "MIXED ELECTION" shall have the meaning given to that term in SECTION 2.6(B).

      "NASD" means the National Association of Securities Dealers, Inc.

      "NON-ELECTION" shall have the meaning given to that term in SECTION
2.6(B).

      "NON-ELECTION SHARES" shall have the meaning given to that term in SECTION 2.6(B).

      "OTS" means the Office of Thrift Supervision.

      "PALMYRA ESOP" shall have the meaning given to that term in SECTION
5.12(D).

      "PALMYRA SAVINGS" shall have the meaning given to that term in SECTION
2.13.

      "PARTICIPATION FACILITY" means any facility in which the applicable party (or a Subsidiary of it) participates in the management (including all property held as trustee or in any other fiduciary capacity) and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

      "PERSON" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization or other entity.

      "PFSB" shall have the meaning given to that term in the preamble.

      "PFSB COMMON STOCK" means the common stock, par value $.01 per share, of PFSB.

      "PFSB EMPLOYEE PLANS" shall have the meaning given to that term in SECTION 3.2(R)(I).

      "PFSB OPTION" shall have the meaning given to that term in SECTION
2.11(A).

      "PFSB PENSION PLAN" shall have the meaning given to that term in SECTION 3.2(R)(III).

      "PFSB QUALIFIED PLAN" shall have the meaning given to that term in SECTION 3.2(R)(IV).

      "PFSB'S REPORTS" shall have the meaning given to that term in SECTION 3.2(G).

      "PROXY STATEMENT-PROSPECTUS" shall have the meaning given to that term in
SECTION 5.9(A).


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      "REGISTRATION STATEMENT" shall have the meaning given to that term in
SECTION 5.9(A).

      "REPRESENTATIVE" shall have the meaning given to that term in SECTION 2.6(B).

      "SEC" means the United States Securities and Exchange Commission.

      "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

      "SHORTFALL NUMBER" shall have the meaning given to that term in SECTION 2.6(E)(II).

      "STOCK CONSIDERATION" shall have the meaning given to that term in SECTION 2.5(A).

      "STOCK CONVERSION NUMBER" shall have the meaning given to that term in
SECTION 2.6(D).

      "STOCK ELECTION" shall have the meaning given to that term in SECTION 2.6(B).

      "STOCK ELECTION SHARES" shall have the meaning given to that term in
SECTION 2.6(B).

      "STOCK ELECTION NUMBER" shall have the meaning given to that term in
SECTION 2.6(B).

      "STOCKHOLDER MEETING" shall have the meaning given to that term in SECTION 5.8.

      "SUBSIDIARY" means a corporation, partnership, joint venture or other entity in which PFSB or FFBI, as the case may be, has, directly or indirectly, an equity interest representing 50% or more of any class of the capital stock thereof or other equity interests therein.

      "SUPERIOR PROPOSAL" means an unsolicited, bona fide written offer made by a third party to consummate an Acquisition Proposal that (i) PFSB's Board of Directors determines in good faith, after consulting with its outside legal counsel and its financial advisor, would, if consummated, result in a transaction that is more favorable to the stockholders of PFSB than the transactions contemplated hereby (taking into account all legal, financial, regulatory and other aspects of the proposal and the entity making the proposal), (ii) is not conditioned on obtaining financing (and with respect to which FFBI has received written evidence of such person's ability to fully finance its Acquisition Proposal), (iii) is for 100% of the outstanding shares of PFSB Common Stock and (iv) is, in the opinion of PFSB's financial advisor, more favorable to the stockholders of PFSB from a financial point of view than the transactions contemplated hereby (including any adjustments to the terms and conditions of such transactions proposed by FFBI in response to such Acquisition Proposal).

      "SURVIVING CORPORATION" shall have the meaning given to that term in
SECTION 2.1.


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      "TAXES" means all income, franchise, gross receipts, real and personal property, real property transfer and gains, wage and employment taxes and any applicable interest and penalties related thereto.

                                   ARTICLE II
                                   THE MERGER

      2.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, PFSB will merge with and into FFBI ("MERGER") at the Effective Time. At the Effective Time, the separate corporate existence of PFSB shall cease. FFBI shall be the surviving corporation (hereinafter sometimes referred to in such capacity as the "SURVIVING CORPORATION") in the Merger and shall continue to be governed by the DGCL and its name and separate corporate existence, with all of its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger.

      2.2 CLOSING. The closing of the Merger (the "CLOSING") will take place in the offices of Muldoon Murphy & Faucette LLP, 5101 Wisconsin Avenue, Washington, DC at 10:00 a.m. on the date designated by FFBI within thirty days following satisfaction or waiver of the conditions to Closing set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing), or such later date as the parties may otherwise agree (the "CLOSING DATE").

      2.3 EFFECTIVE TIME. In connection with the Closing, FFBI shall duly execute and deliver a certificate of merger (the "CERTIFICATE OF MERGER") to the Delaware Secretary of State for filing pursuant to the DGCL and FFBI and PFSB shall duly execute and deliver articles of merger (the "ARTICLES OF MERGER") to the Missouri Secretary of State for filing pursuant to the MGBCL. The parties will make all other filings or recordings required under the DGCL and the MGBCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State or at such later date or time as FFBI and PFSB agree and specify in the Certificate of Merger and the Articles of Merger (the date and time the Merger becomes effective being the "EFFECTIVE TIME").

      2.4 EFFECTS OF THE MERGER. The Merger will have the effects set forth in the DGCL and the MGBCL. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, FFBI shall possess all of the properties, rights, privileges, powers and franchises of PFSB and be subject to all of the debts, liabilities and obligations of PFSB.

      2.5   EFFECT ON OUTSTANDING SHARES OF PFSB COMMON STOCK.

            (a) Subject to the provisions of SECTION 2.6 hereof, by virtue of the Merger, automatically and without any action on the part of the holder thereof, each share of PFSB Common Stock issued and outstanding at the Effective Time, other than Excluded Shares, shall become and be converted into, at the election of the holder as provided in and subject to the

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limitations set forth in this Agreement, either (i) the right to receive $21.00 in cash without interest (the "CASH CONSIDERATION") or (ii) the number of shares of FFBI Common Stock equal to the Exchange Ratio (as defined below) (the "STOCK CONSIDERATION"). The Cash Consideration and the Stock Consideration are sometimes referred to herein collectively as the "MERGER CONSIDERATION." The "EXCHANGE RATIO" shall be equal (rounded to the nearest one-thousandth) to (A)
1.364 if the FFBI Price is $13.09 or less, (B) the result obtained by dividing $17.85 by the FFBI Price if the FFBI Price is greater than $13.09 and less than $14.83, (C) 1.203 if the FFBI Price is $14.83 or more and less than $20.07 or
(D) the result obtained by dividing $24.15 by the FFBI Price if the FFBI Price is $20.07 or more.

            (b) Notwithstanding any other provision of this Agreement, no fraction of a share of FFBI Common Stock and no certificates or scrip therefor will be issued in the Merger; instead, FFBI shall pay to each holder of PFSB Common Stock who would otherwise be entitled to a fraction of a share of FFBI Common Stock an amount in cash, rounded to the nearest cent, determined by multiplying such fraction by the average of the closing sales price of FFBI Common Stock as reported on The Nasdaq Stock Market during the ten consecutive trading days ending on the date of the Effective Time; provided, however, that in the event FFBI Common Stock does not trade on one or more of the trading days in such ten day period, any such date shall be disregarded in computing the average closing sales price and the average shall be based upon the closing sales price and number of days on which FFBI Common Stock actually traded during such ten day period.

            (c) If, between the date of this Agreement and the Effective Time, the outstanding shares of FFBI Common Stock shall have been changed into a different number of shares or into a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Exchange Ratio shall be adjusted appropriately to provide the holders of PFSB Common Stock the same economic effect as contemplated by this Agreement prior to such event.

            (d) As of the Effective Time, each Excluded Share, other than Dissenters' Shares, shall be canceled and retired and shall cease to exist, and no exchange or payment shall be made with respect thereto. All shares of FFBI Common Stock that are held by PFSB, if any, other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted, shall be canceled and shall constitute authorized but unissued shares. In addition, no Dissenters' Shares shall be converted into shares of FFBI Common Stock pursuant to this SECTION 2.5 but instead shall be treated in accordance with the provisions set forth in SECTION 2.12 of this Agreement.

      2.6   ELECTION AND PRORATION PROCEDURES.

            (a) An election form in such form as PFSB and FFBI shall mutually agree (an "ELECTION FORM") shall be mailed on the Mailing Date (as defined below) to each holder of record of shares of PFSB Common Stock as of a record date which shall be the same date as the

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



record date for eligibility to vote on the Merger. The "MAILING DATE" shall be the date on which proxy materials relating to the Merger are mailed to holders of shares of PFSB Common Stock. FFBI shall make available Election Forms as may be reasonably requested by all persons who become holders of PFSB Common Stock after the record date for eligibility to vote on the Merger and prior to the Election Deadline (as defined herein), and PFSB shall provide to the Exchange Agent all information reasonably necessary for it to perform its obligations as specified herein.

            (b) Each Election Form shall entitle the holder of shares of PFSB Common Stock (or the beneficial owner through appropriate and customary documentation and instructions) to (i) elect to receive the Cash Consideration for all of such holder's shares (a "CASH ELECTION"), (ii) elect to receive the Stock Consideration for all of such holder's shares (a "STOCK ELECTION"), (iii) elect to receive the Cash Consideration with respect to some of such holder's shares and the Stock Consideration with respect to such holder's remaining shares (a "MIXED ELECTION") or (iv) make no election or to indicate that such holder has no preference as to the receipt of the Cash Consideration or the Stock Consideration (a "NON-ELECTION"). Holders of record of shares of PFSB Common Stock who hold such shares as nominees, trustees or in other representative capacities (a "REPRESENTATIVE") may submit multiple Election Forms, provided that such Representative certifies that each such Election Form covers all the shares of PFSB Common Stock held by that Representative for a particular beneficial owner. Shares of PFSB Common Stock as to which a Cash Election has been made (including pursuant to a Mixed Election) are referred to herein as "CASH ELECTION SHARES." Shares of PFSB Common Stock as to which a Stock Election has been made (including pursuant to a Mixed Election) are referred to herein as "STOCK ELECTION SHARES." Shares of PFSB Common Stock as to which no election has been made are referred to as "NON-ELECTION SHARES." The aggregate number of shares of PFSB Common Stock with respect to which a Stock Election has been made is referred to herein as the "STOCK ELECTION NUMBER."

            (c) To be effective, a properly completed Election Form must be received by FFBI's registrar and transfer agent (the "EXCHANGE AGENT") on or before 5:00 p.m., Mountain time, on the third business day immediately preceding PFSB's Stockholder Meeting (or such other time and date as PFSB and FFBI may mutually agree) (the "ELECTION DEADLINE"). An election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. An Election Form shall be deemed properly completed only if accompanied by one or more certificates theretofore representing PFSB Common Stock ("CERTIFICATES") (or customary affidavits and, if required by FFBI pursuant to SECTION 2.7(I), indemnification regarding the loss or destruction of such Certificates or the guaranteed delivery of such Certificates) representing all shares of PFSB Common Stock covered by such Election Form, together with duly executed transmittal materials included with the Election Form. Any PFSB stockholder may at any time prior to the Election Deadline change his or her election by written notice received by the Exchange Agent prior to the Election Deadline accompanied by a properly completed and signed revised Election Form. Any PFSB stockholder may, at any time prior to the Election Deadline, revoke his or her election by written notice

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received by the Exchange Agent prior to the Election Deadline or by withdrawal prior to the Election Deadline of his or her Certificates, or of the guarantee of delivery of such Certificates, previously deposited with the Exchange Agent. All elections shall be revoked automatically if the Exchange Agent is notified in writing by FFBI and PFSB that this Agreement has been terminated. If a stockholder either (i) does not submit a properly completed Election Form by the Election Deadline or (ii) revokes its Election Form prior to the Election Deadline and does not submit a new properly executed Election Form prior to the Election Deadline, the shares of PFSB Common Stock held by such stockholder shall be designated Non-Election Shares. FFBI shall cause the Certificates representing PFSB Common Stock described in (ii) to be promptly returned without charge to the person submitting the Election Form upon written request to that effect from the person who submitted the Election Form. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in any Election Form, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive.

            (d) Notwithstanding any other provision contained in this Agreement, 50% of the total number of shares of PFSB Common Stock outstanding at the Effective Time (the "STOCK CONVERSION NUMBER") shall be converted into the Stock Consideration and the remaining outstanding shares of PFSB Common Stock (excluding shares of PFSB Common Stock to be canceled as provided in SECTION 2.5(D) and Dissenters' Shares) shall be converted into the Cash Consideration; PROVIDED, HOWEVER, that for federal income tax purposes, it is intended that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the IRC and, notwithstanding anything to the contrary contained herein, in order that the Merger will not fail to satisfy continuity of interest requirements under applicable federal income tax principles relating to reorganizations under Section 368(a) of the IRC, FFBI shall increase the number of shares of PFSB Common Stock that will be converted into the Stock Consideration and reduce the number of shares of PFSB Common Stock that will be converted into the right to receive the Cash Consideration to ensure that the Stock Consideration will represent 45% of the value of the aggregate Merger Consideration, increased by the value of any Excluded Shares, each as measured as of the Effective Time.

            (e) Within three business days after the later to occur of the Election Deadline or the Effective Time, FFBI shall cause the Exchange Agent to effect the allocation among holders of PFSB Common Stock of rights to receive the Cash Consideration and the Stock Consideration and to distribute such consideration as follows:

                  (i) If the Stock Election Number exceeds the Stock Conversion Number, then all Cash Election Shares and all Non-Election Shares shall be converted into the right to receive the Cash Consideration, and each holder of Stock Election Shares will be entitled to receive (A) the Stock Consideration in respect of that number of Stock Election Shares equal to the product obtained by multiplying (1) the number of Stock Election Shares held by such holder by (2) a fraction, the numerator of which is the Stock Conversion Number and the denominator of which is the Stock Election Number and (B) the Cash Consideration in respect of the remaining number of such holder's Stock Election Shares;

                  (ii) If the Stock Election Number is less than the Stock Conversion Number (the amount by which the Stock Conversion Number exceeds the Stock Election Number being referred to herein as the "SHORTFALL NUMBER"), then all Stock Election Shares shall be converted into the right to receive the Stock Consideration and the Non-Election Shares and Cash Election Shares shall be treated in the following manner:

                         (A) if the Shortfall Number is less than or equal to
the number of Non-Election Shares, then all Cash Election Shares shall be converted into the right to receive the Cash Consideration and each holder of Non-Election Shares shall receive (1) the Stock Consideration in respect of that number of Non-Election Shares equal to the product obtained by multiplying (x) the number of Non-Election Shares held by such holder by (y) a fraction, the numerator of which is the Shortfall Number and the denominator of which is the total number of Non-Election Shares and (2) the Cash Consideration in respect of the remaining number of such holder's Non-Election Shares; or

                        (B) if the Shortfall Number exceeds the number of Non-Election Shares, then all Non-Election Shares shall be converted into the right to receive the Stock Consideration, and each holder of Cash Election Shares shall receive (1) the Stock Consideration in respect of that number of Cash Election Shares equal to the product obtained by multiplying (x) the number of Cash Election Shares held by such holder by (y) a fraction, the numerator of which is the amount by which the Shortfall Number exceeds the total number of Non-Election Shares and the denominator of which is the total number of Cash Election Shares and (2) the Cash Consideration in respect of the remaining number of such holder's Cash Election Shares.

            For purposes of the foregoing calculations, Excluded Shares shall be deemed to be Cash Election Shares. For purposes of this SECTION 2.6(E), if FFBI is obligated to increase the number of shares of PFSB Common Stock to be converted into shares of FFBI Common Stock as a result of the application of the last clause of SECTION 2.6(D) above, then the higher number shall be substituted for the Stock Conversion Number in the calculations set forth in this SECTION 2.6(E).

      2.7   EXCHANGE PROCEDURES.

            (a) Appropriate transmittal materials ("LETTER OF TRANSMITTAL") in a form satisfactory to FFBI and PFSB shall be mailed as soon as practicable after the Effective Time to each holder of record of PFSB Common Stock as of the Effective Time who did not previously submit a completed Election Form. A Letter of Transmittal will be deemed properly completed only if accompanied by certificates representing all shares of PFSB Common Stock to be converted thereby.

            (b) At and after the Effective Time, each Certificate (except as specifically set forth in SECTION 2.5) shall represent only the right to receive the Merger Consideration.

            (c) Prior to the Effective Time, FFBI shall (i) reserve for issuance with its transfer agent and registrar a sufficient number of shares of FFBI Common Stock to provide for payment of the aggregate Stock Consideration and
(ii) deposit, or cause to be deposited, with the Exchange Agent, for the benefit of the holders of shares of PFSB Common Stock, for exchange in accordance with this SECTION 2.7, an amount of cash sufficient to pay the aggregate Cash Consideration.

            (d) The Letter of Transmittal shall (i) specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, (ii) be in a form and contain any other provisions as FFBI may reasonably determine and (iii) include instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon the proper surrender of the Certificates to the Exchange Agent, together with a properly completed and duly executed Letter of Transmittal, the holder of such Certificates shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of FFBI Common Stock that such holder has the right to receive pursuant to SECTION 2.5, if any, and a check in the amount equal to the cash that such holder has the right to receive pursuant to SECTION 2.5, if any, (including any cash in lieu of fractional shares, if any, that such holder has the right to receive pursuant to
SECTION 2.5, and any dividends or other distributions to which such holder is entitled pursuant to SECTION 2.5). Certificates so surrendered shall forthwith be canceled. As soon as practicable following receipt of the properly completed Letter of Transmittal and any necessary accompanying documentation, the Exchange Agent shall distribute FFBI Common Stock and cash as provided herein. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of FFBI Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares for the account of the persons entitled thereto. If there is a transfer of ownership of any shares of PFSB Common Stock not registered in the transfer records of PFSB, the Merger Consideration shall be issued to the transferee thereof if the Certificates representing such PFSB Common Stock are presented to the Exchange Agent, accompanied by all documents required, in the reasonable judgment of FFBI and the Exchange Agent, to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

            (e) No dividends or other distributions declared or made after the Effective Time with respect to FFBI Common Stock issued pursuant to this Agreement shall be remitted to any person entitled to receive shares of FFBI Common Stock hereunder until such person surrenders his or her Certificates in accordance with this SECTION 2.7. Upon the surrender of such person's Certificates, such person shall be entitled to receive any dividends or other distributions, without interest thereon, which subsequent to the Effective Time had become payable but not paid with respect to shares of FFBI Common Stock represented by such person's Certificates.

            (f) The stock transfer books of PFSB shall be closed immediately upon the Effective Time and from and after the Effective Time there shall be no transfers on the stock transfer records of PFSB of any shares of PFSB Common Stock. If, after the Effective Time, Certificates are presented to FFBI, they shall be canceled and exchanged for the Merger Consideration deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this SECTION 2.7.

            (g) Any portion of the aggregate amount of cash to be paid pursuant to SECTION 2.5, any dividends or other distributions to be paid pursuant to this
SECTION 2.7 or any proceeds from any investments thereof that remains unclaimed by the stockholders of PFSB for six months after the Effective Time shall be repaid by the Exchange Agent to FFBI upon the written request of FFBI. After such request is made, any stockholders of PFSB who have not theretofore complied with this SECTION 2.7 shall look only to FFBI for the Merger Consideration deliverable in respect of each share of PFSB Common Stock such stockholder holds, as determined pursuant to SECTION 2.5 of this Agreement, without any interest thereon. If outstanding Certificates are not surrendered prior to the date on which such payments would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by any abandoned property, escheat or other applicable laws, become the property of FFBI (and, to the extent not in its possession, shall be paid over to it), free and clear of all claims or interest of any person previously entitled to such claims. Notwithstanding the foregoing, neither the Exchange Agent nor any party to this Agreement (or any affiliate thereof) shall be liable to any former holder of PFSB Common Stock for any amount delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

            (h) FFBI and the Exchange Agent shall be entitled to rely upon PFSB's stock transfer books to establish the identity of those persons entitled to receive the Merger Consideration, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate, FFBI and the Exchange Agent shall be entitled to deposit any Merger Consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

            (i) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Exchange Agent or FFBI, the posting by such person of a bond in such amount as the Exchange Agent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof pursuant to SECTION 2.5.

      2.8 EFFECT ON OUTSTANDING SHARES OF FFBI COMMON STOCK. At and after the Effective Time, each share of FFBI Common Stock issued and outstanding immediately prior to the Effective Time shall remain an issued and outstanding share of common stock of the Surviving Corporation and shall not be affected by the Merger.

      2.9 DIRECTORS OF FFBI AFTER EFFECTIVE TIME. Subject to SECTION 5.16, immediately after the Effective Time, until their respective successors are duly elected or appointed and qualified, the directors of the Surviving Corporation shall consist of the directors of FFBI serving immediately prior to the Effective Time.

      2.10 CERTIFICATE OF INCORPORATION AND BYLAWS. The certificate of incorporation of FFBI, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law. The bylaws of FFBI, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law.

      2.11  TREATMENT OF STOCK OPTIONS AND RESTRICTED STOCK.

            (a) Each option to purchase shares of PFSB Common Stock issued by PFSB and outstanding at the Effective Time (a "PFSB OPTION") pursuant to the PFSB Bancorp, Inc. 2000 Stock-Based Incentive Plan shall be converted into an option to purchase shares of FFBI Common Stock as follows:

                  (i) The aggregate number of shares of FFBI Common Stock issuable upon the exercise of the converted PFSB Option after the Effective Time shall be equal to the product of the Exchange Ratio multiplied by the number of shares of PFSB Common Stock issuable upon exercise of the PFSB Option immediately prior to the Effective Time, such product to be rounded to the nearest whole share of FFBI Common Stock; and

                  (ii) the exercise price per share of each converted PFSB Option shall be equal to the quotient of the exercise price of such PFSB Option immediately prior to the Effective Time divided by the Exchange Ratio, such quotient to be rounded to the nearest whole cent; PROVIDED, HOWEVER, that, in the case of any PFSB Option that is intended to qualify as an incentive stock option under Section 422 of the IRC, the number of shares of FFBI Common Stock issuable upon exercise of and the exercise price per share for such converted PFSB Option determined in the manner provided above shall be further adjusted in such manner as may be necessary to conform to the requirements of Section 424(b) of the IRC.

Options to purchase shares of FFBI Common Stock that arise from the operation of this SECTION 2.11 shall be referred to as "CONVERTED OPTIONS." All Converted Options shall be exercisable for the same period and shall otherwise have the same terms and conditions applicable to the PFSB Options that they replace.

            (b) Before the Effective Time, FFBI will take all corporate action necessary to reserve for future issuance a sufficient additional number of shares of FFBI Common Stock to provide for the satisfaction of its obligations with respect to the Converted Options. FFBI agrees to file, as soon as practicable after the Effective Time, a registration statement on Form S-8 (or any successor or other appropriate form) and make any state filings or obtain state exemptions with respect to the FFBI Common Stock issuable upon exercise of the Converted Options.

            (c) At the Effective Time, each share of restricted stock outstanding as of the Effective Time and issued pursuant to the PFSB Bancorp, Inc. 2000 Stock-Based Incentive Plan, to the extent not already vested, shall vest and shall represent a right to receive the same rights provided to other holders of PFSB Common Stock pursuant to SECTION 2.5 above.

      2.12 DISSENTERS' RIGHTS. Notwithstanding any other provision of this Agreement to the contrary, shares of PFSB Common Stock that are outstanding immediately prior to the Effective Time and which are held by stockholders who shall have not voted in favor of the Merger and who have filed with PFSB a written objection to the Merger (collectively, the "DISSENTERS' SHARES") shall not be converted into or represent the right to receive the Merger Consideration. Such stockholders instead shall be entitled only to such rights as are granted by applicable law, except that all Dissenters' Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or otherwise lost their rights to payment of the fair value of their shares under the MGBCL shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, the Merger Consideration upon surrender in the manner provided in SECTION 2.7 of the PFSB Certificate or PFSB Certificates that, immediately prior to the Effective Time, evidenced such shares. PFSB shall give FFBI (i) prompt notice of any written objections to the Merger and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands under the MGBCL consistent with the obligations of PFSB thereunder. PFSB shall not, except with the prior written consent of FFBI, (x) make any payment with respect to such demand, (y) offer to settle or settle any demand for payment or (z) waive any failure to timely deliver a written demand for payment or timely take any other action in accordance with the MGBCL.

      2.13 BANK MERGER. Concurrently with or as soon as practicable after the execution and delivery of this Agreement, First Federal Bank ("FIRST FEDERAL"), a wholly owned subsidiary of FFBI, and Palmyra Savings ("PALMYRA SAVINGS"), a wholly owned subsidiary of PFSB, shall enter into the Plan of Bank Merger, in the form attached hereto as Exhibit B, pursuant to which Palmyra Savings will merge with and into First Federal (the "BANK MERGER"). The parties intend that the Bank Merger will become effective simultaneously with or immediately following the Effective Time.

      2.14 ALTERNATIVE STRUCTURE. Notwithstanding anything to the contrary contained in this Agreement, prior to the Effective Time, FFBI may specify that the structure of the transactions contemplated by this Agreement be revised and the parties shall enter into such alternative transactions as FFBI may reasonably determine to effect the purposes of this Agreement; PROVIDED, HOWEVER, that such revised structure shall not (i) alter or change the amount or kind of the Merger Consideration, (ii) change the intended federal income tax consequences of the transactions contemplated by this Agreement or (iii) materially impede or

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



delay the receipt of any regulatory approval referred to in, or the consummation of the transactions contemplated by, this Agreement. In the event that FFBI elects to make such a revision, the parties agree to execute appropriate documents to reflect the revised structure.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

      3.1 DISCLOSURE LETTERS. Prior to the execution and delivery of this Agreement, FFBI and PFSB have each delivered to the other a letter (each, its "DISCLOSURE LETTER") setting forth, among other things, facts, circumstances and events the disclosure of which is required or appropriate in relation to any or all of their respective representations and warranties (and making specific reference to the Section of this Agreement to which they relate); provided, that no such fact, circumstance or event is required to be set forth in the Disclosure Letter as an exception to a representation or warranty if its absence is not reasonably likely to result in the related representation or warranty being deemed untrue or incorrect under the standards of SECTION 6.2(A) or
SECTION 6.3(A) as applicable. The mere inclusion of a fact, circumstance or event in a Disclosure Letter shall not be deemed an admission by a party that such item represents a material exception or that such item is reasonably likely to result in a Material Adverse Effect. Any matter disclosed pursuant to one section of a party's Disclosure Letter shall be deemed disclosed for all purposes of such party's Disclosure Letter.

      3.2 REPRESENTATIONS AND WARRANTIES OF PFSB. PFSB represents and warrants to FFBI that, except as disclosed in PFSB's Disclosure Letter:

            (a) ORGANIZATION AND QUALIFICATION. PFSB is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri and is registered with the OTS as a savings and loan holding company. PFSB has all requisite corporate power and authority to own, lease and operate its properties and to conduct the business currently being conducted by it. PFSB is duly qualified or licensed as a foreign corporation to transact business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Affect on PFSB.

            (b)   SUBSIDIARIES.

                  (i) PFSB's Disclosure Letter sets forth with respect to each of PFSB's Subsidiaries its name, its jurisdiction of incorporation, PFSB's percentage ownership, the number of shares of stock owned or controlled by PFSB and the name and number of shares held by any other person who owns any stock of the Subsidiary. PFSB owns of record and beneficially all the capital stock of each of its Subsidiaries free and clear of any Liens. There are no contracts, commitments, agreements or understandings relating to PFSB's right to vote or dispose of any equity securities of its Subsidiaries. PFSB's ownership interest in each of its Subsidiaries is in compliance with all applicable laws, rules and regulations relating to equity investments by savings and loan holding companies or federally chartered savings associations.

                  (ii) Each of PFSB's Subsidiaries is a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation, has all requisite corporate power and authority to own, lease and operate its properties and to conduct the business currently being conducted by it and is duly qualified or licensed as a foreign corporation to transact business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Affect on such Subsidiary.

                  (iii) The outstanding shares of capital stock of each Subsidiary have been validly authorized and are validly issued, fully paid and nonassessable. No shares of capital stock of any Subsidiary of PFSB are or may be required to be issued by virtue of any options, warrants or other rights, no securities exist that are convertible into or exchangeable for shares of such capital stock or any other debt or equity security of any Subsidiary, and there are no contracts, commitments, agreements or understandings of any kind for the issuance of additional shares of capital stock or other debt or equity security of any Subsidiary or options, warrants or other rights with respect to such securities.

                  (iv) No Subsidiary of PFSB other than Palmyra Savings is an "insured depository institution" as defined in the FDIA and the applicable regulations thereunder. Palmyra Savings is a qualified thrift lender pursuant to
Section 10(m) of the HOLA and its deposits are insured by the FDIC through the Savings Association Insurance Fund to the fullest extent permitted by law. Palmyra Savings is a member in good standing of the Federal Home Loan Bank of Des Moines.

            (c)   CAPITAL STRUCTURE.

                  (i)   The authorized capital stock of PFSB consists of:

                        (A)   5,000,000 shares of PFSB Common Stock; and

                        (B) 1,000,000 shares of preferred stock, par value $.01 per share.

                  (ii)  As of the date of this Agreement:

                        (A) 418,195 shares of PFSB Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable and were issued in full compliance with all applicable laws;

                        (B) no shares of PFSB preferred stock are issued and outstanding;

                        (C) 41,613 shares of PFSB Common Stock are reserved for issuance pursuant to outstanding PFSB Options.

                  (iii) Set forth in PFSB's Disclosure Letter is a complete and accurate list of all outstanding PFSB Options, including the names of the optionees, dates of grant, exercise prices, dates of vesting, dates of termination, shares subject to each grant and whether stock appreciation, limited or other similar rights were granted in connection with such options.

                  (iv) No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which stockholders of PFSB may vote are issued or outstanding.

                  (v) Except as set forth in this SECTION 3.2(C), as of the date of this Agreement, (A) no shares of capital stock or other voting securities of PFSB are issued, reserved for issuance or outstanding and (B) neither PFSB nor any of its Subsidiaries has or is bound by any outstanding subscriptions, options, warrants, calls, rights, convertible securities, commitments or agreements of any character obligating PFSB or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any additional shares of capital stock of PFSB or obligating PFSB or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right, convertible security, commitment or agreement. As of the date hereof, there are no outstanding contractual obligations of PFSB or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of PFSB or any of its Subsidiaries.

            (d) AUTHORITY. PFSB has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate actions on the part of PFSB's Board of Directors, and no other corporate proceedings on the part of PFSB are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement other than the approval and adoption of this Agreement by the affirmative vote of the holders of at least two-thirds of the outstanding shares of PFSB Common Stock. This Agreement has been duly and validly executed and delivered by PFSB and constitutes a valid and binding obligation of PFSB, enforceable against PFSB in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally and to general principles of equity, whether applied in a court of law or a court of equity.

            (e) NO VIOLATIONS. The execution, delivery and performance of this Agreement by PFSB do not, and the consummation of the transactions contemplated by this Agreement will not, (i) assuming all required governmental approvals have been obtained and the applicable waiting periods have expired, violate any law, rule or regulation or any judgment, decree, order, governmental permit or license to which PFSB or any of its Subsidiaries (or any of their respective properties) is subject, (ii) violate the articles of incorporation or bylaws of PFSB or the similar organizational documents of any of its Subsidiaries or (iii) constitute a breach or violation of, or a default under (or an event which, with due notice or lapse of time or both, would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of PFSB or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which PFSB or any of its Subsidiaries is a party, or to which any of their respective properties or assets may be subject except, in the case of (iii), for any such breaches, violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect on PFSB.

            (f) CONSENTS AND APPROVALS. No consents or approvals of, or filings or registrations with, any Governmental Entity or any third party are required to be made or obtained in connection with the execution and delivery by PFSB of this Agreement or the con summation by PFSB of the Merger and the other transactions contemplated by this Agreement, including the Bank Merger, except for (i) filings of applications and notices with, receipt of approvals or nonobjections from, and expiration of the related waiting period required by, federal and state banking authorities, (ii) filing of the Registration Statement with the SEC and declaration by the SEC of the Registration Statement's effectiveness under the Securities Act, (iii) the registration or qualification of the shares of FFBI Common Stock to be issued in exchange for shares of PFSB Common Stock under state securities or "blue sky" laws and (iv) the listing of the shares of FFBI Common Stock to be issued in exchange for shares of PFSB Common Stock on The Nasdaq Stock Market. As of the date hereof, PFSB knows of no reason pertaining to PFSB why any of the approvals referred to in this SECTION 3.2(F) should not be obtained without the imposition of any material condition or restriction described in SECTION 6.1(B).

            (g) SECURITIES FILINGS. PFSB has filed with the SEC all reports, schedules, registration statements, definitive proxy statements and other documents that it has been required to file under the Securities Act or the Exchange Act (collectively, "PFSB'S REPORTS"). PFSB has made available to FFBI an accurate and complete copy of (i) each of PFSB's Reports and (ii) each communication mailed by PFSB to its stockholders prior to the date hereof. None of PFSB's Reports or such communications contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, all of PFSB's Reports complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder. Each of the financial statements (including, in each case, any notes thereto) of PFSB included in PFSB's Reports complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto.

            (h) FINANCIAL STATEMENTS. PFSB has previously made available to FFBI copies of (i) the consolidated balance sheets of PFSB and its Subsidiaries as of September 30, 2001 and 2000 and related consolidated statements of income, cash flows and changes in stockholders' equity for each of the years in the two-year period ended September 30, 2001, together with the notes thereto, accompanied by the audit report of PFSB's independent public auditors, as reported in PFSB's Annual Report on Form 10-KSB for the year ended September 30, 2001 filed with the SEC and (ii) the unaudited consolidated balance sheet of PFSB and its Subsidiaries as of March 31, 2002 and the related consolidated statements of income and cash flows for the six months ended March 31, 2002 and 2001, as reported in PFSB's Quarterly Report on Form 10-QSB for the period ended March 31, 2002 filed with the SEC. Such financial statements were prepared from the books and records of PFSB and its Subsidiaries, fairly present the consolidated financial position of PFSB and its Subsidiaries in each case at and as of the dates indicated and the consolidated results of operations, retained earnings and cash flows of PFSB and its Subsidiaries for the periods indicated, and, except as otherwise set forth in the notes thereto, were prepared in accordance with GAAP consistently applied throughout the periods covered thereby; PROVIDED, HOWEVER, that the unaudited financial statements for interim periods are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes to the extent permitted under applicable regulations. The books and records of PFSB and its Subsidiaries have been, and are being, maintained in all respects in accordance with GAAP and any other legal and accounting requirements and reflect only actual transactions.

            (i) UNDISCLOSED LIABILITIES. Neither PFSB nor any of its Subsidiaries has incurred any debt, liability or obligation of any nature whatsoever (whether accrued, contingent, absolute or otherwise and whether due or to become due) other than liabilities reflected on or reserved against in the consolidated balance sheet of PFSB as of March 31, 2002 as included in PFSB's Quarterly Report on Form 10-QSB for the period ended March 31, 2002, except for
(i) liabilities incurred since March 31, 2002 in the ordinary course of business consistent with past practice that, either alone or when combined with all similar liabilities, have not had, and would not reasonably be expected to have, a Material Adverse Effect on PFSB and (ii) liabilities incurred for legal, accounting, financial advising fees and out-of-pocket expenses in connection with the transactions contemplated by this Agreement.

            (j) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in PFSB's Reports filed with the SEC prior to the date of this Agreement, and except for actions and omissions of PFSB taken with the prior written consent of FFBI in contemplation of the transactions contemplated hereby and for direct effects of compliance with this Agreement on the operating performance of PFSB, including expenses incurred by PFSB in consummating the transactions contemplated by this Agreement, since March 31, 2002, (i) PFSB and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course of such businesses consistent with their past practices, (ii) there has not been any event or occurrence that has had, or is reasonably expected to have, a Material Adverse Effect on PFSB or on the ability of PFSB to complete the transactions contemplated by this Agreement, (iii) there has been no increase in the salary, compensation, pension or other benefits payable or to become payable by PFSB or any of its Subsidiaries to any of their respective directors, officers or employees, other than in conformity with the policies and practices of such entity in the usual and ordinary course of its business, (iv) neither PFSB nor any of its Subsidiaries has paid or made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any of their directors, officers or employees and (v) there has been no change in any accounting principles, practices or methods of PFSB or any of its Subsidiaries other than as required by GAAP.

            (k) LITIGATION. There are no suits, actions or legal, administrative or arbitration proceedings pending or, to the knowledge of PFSB, threatened against or affecting PFSB or any of its Subsidiaries or any property or asset of PFSB or any of its Subsidiaries that (i) individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on PFSB or (ii) challenge the validity or propriety of the transactions contemplated by this Agreement. To the knowledge of PFSB, there are no investigations, reviews or inquiries by any court or Governmental Entity pending or threatened against PFSB or any of its Subsidiaries. There are no judgments, decrees, injunctions, orders or rulings of any Governmental Entity or arbitrator outstanding against PFSB or any of its Subsidiaries that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on PFSB.

            (l) ABSENCE OF REGULATORY ACTIONS. Since December 31, 1997, neither PFSB nor any of its Subsidiaries has been a party to any cease and desist order, written agreement or memorandum of understanding with, or any commitment letter or similar undertaking to, or has been subject to any action, proceeding, order or directive by any Government Regulator, or has adopted any board resolutions at the request of any Government Regulator, or has been advised by any Government Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such action, proceeding, order, directive, written agreement, memorandum of understanding, commitment letter, board resolutions or similar undertaking. There are no unresolved violations, criticisms or exceptions by any Government Regulator with respect to any report or statement relating to any examinations of PFSB or its Subsidiaries.

            (m) COMPLIANCE WITH LAWS. PFSB and each of its Subsidiaries conducts its business in compliance with all statutes, laws, regulations, ordinances, rules, judgements, orders or decrees applicable to it or the employees conducting such business. PFSB and each of its Subsidiaries has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Entities that are required in order to permit it to carry on its business as it is presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and no suspension or cancellation of any of them is threatened. Neither PFSB nor any of its Subsidiaries has been given notice or been charged with any violation of, any law, ordinance, regulation, order, writ, rule, decree or condition to approval of any Governmental Entity which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on PFSB.

            (n) TAXES. All federal, state, local and foreign tax returns required to be filed by or on behalf of PFSB or any of its Subsidiaries have been timely filed or requests for extensions have been timely filed and any such extension shall have been granted and not have expired, and all such filed returns are complete and accurate in all material respects. All taxes shown on such returns, all taxes required to be shown on returns for which extensions have been granted and all other taxes required to be paid by PFSB or any of its Subsidiaries have been paid in full or adequate provision has been made for any such taxes on PFSB's balance sheet (in accordance with GAAP). There is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of PFSB or any of its Subsidiaries, and no claim has been made in writing by any authority in a jurisdiction where PFSB or any of its Subsidiaries do not file tax returns that PFSB or any such Subsidiary is subject to taxation in that jurisdiction. All taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation relating to PFSB or any of its Subsidiaries have been paid in full or adequate provision has been made for any such taxes on PFSB's balance sheet (in accordance with GAAP). PFSB and its Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any tax due that is currently in effect. PFSB and each of its Subsidiaries has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and PFSB and each of its Subsidiaries has timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the IRC and similar applicable state and local information reporting requirements. Neither PFSB nor any of its Subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted or would result, individually or in the aggregate, in connection with this Agreement in the payment of any "excess parachute payments" within the meaning of Section 280G of the IRC and neither PFSB nor any of its Subsidiaries has made any payments and is not a party to any agreement, and does not maintain any plan, program or arrangement, that could require it to make any payments (including any deemed payment of compensation upon the exercise of a PFSB Option or upon the issuance of any PFSB Common Stock), that would not be fully deductible by reason of Section 162(m) of the IRC.

            (o)   AGREEMENTS.

                  (i) PFSB and its Subsidiaries are not bound by any material contract (as defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC), to be performed after the date hereof that has not been filed with PFSB's Reports.

                  (ii) PFSB's Disclosure Letter lists any contract, arrangement, commitment or understanding (whether written or oral) not filed with PFSB's Reports to which PFSB or any of its Subsidiaries is a party or is bound:

                         (A) with any executive officer or other key employee of
PFSB or any of its Subsidiaries the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving PFSB or any of its Subsidiaries of the nature contemplated by this Agreement;

                         (B) with respect to the employment of any directors,
officers, employees or consultants;

                         (C) any of the benefits of which will be increased, or
the vesting or payment of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement (including any stock option plan, phantom stock or stock appreciation rights plan, restricted stock plan or stock purchase plan);

                         (D) containing covenants that limit the ability of PFSB
or any of its Subsidiaries to compete in any line of business or with any person, or that involve any restriction on the geographic area in which, or method by which, PFSB (including any successor thereof) or any of its Subsidiaries may carry on its business (other than as may be required by law or any regulatory agency);

                         (E) pursuant to which PFSB or any of its Subsidiaries
may become obligated to invest in or contribute capital to any entity;

                         (F) not fully disclosed in PFSB's Reports that relates
to borrowings of money (or guarantees thereof) by PFSB or any of its Subsidiaries in excess of $50,000; or

                         (G) which is a lease or license with respect to any
property, real or personal, whether as landlord, tenant, licensor or licensee, involving a liability or obligation as obligor in excess of $25,000 on an annual basis.

                  (iii) Neither PFSB nor any of its Subsidiaries is in default under (and no event has occurred which, with due notice or lapse of time or both, would constitute a default under) or is in violation of any provision of any note, bond, indenture, mortgage, deed of trust, loan agreement, lease or other agreement to which it is a party or by which it is bound or to which any of its respective properties or assets is subject and, to the knowledge of PFSB, no other party to any such agreement (excluding any loan or extension of credit made by PFSB or any of its Subsidiaries) is in default in any respect thereunder, except for such defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect on PFSB.

            (p) INTELLECTUAL PROPERTY. PFSB and each of its Subsidiaries owns or possesses valid and binding licenses and other rights to use without payment all patents, copyrights, trade secrets, trade names, service marks and trademarks material to its businesses, and neither PFSB nor any of its Subsidiaries has received any notice of conflict with respect thereto that asserts the right of others. Each of PFSB and its Subsidiaries has performed all the obligations required to be performed by it and are not in default under any contact, agreement, arrangement or commitment relating to any of the foregoing.

            (q) LABOR MATTERS. PFSB and its Subsidiaries are in material compliance with all applicable laws respecting employment, retention of independent contractors, employment practices, terms and conditions of employment, and wages and hours. Neither PFSB nor any of its Subsidiaries is or has ever been a party to, or is or has ever been bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization with respect to its employees, nor is PFSB or any of its Subsidiaries the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it or any such Subsidiary to bargain with any labor organization as to wages and conditions of employment nor has any such proceeding been threatened, nor is there any strike, other labor dispute or organizational effort involving PFSB or any of its Subsidiaries pending or, to the knowledge of PFSB, threatened.

            (r)   EMPLOYEE BENEFIT PLANS.

                  (i) PFSB's Disclosure Letter contains a complete and accurate list of all pension, retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, group insurance, severance and other benefit plans, contracts, agreements and arrangements, including, but not limited to, "employee benefit plans," as defined in Section 3(3) of ERISA, incentive and welfare policies, contracts, plans and arrangements and all trust agreements related thereto with respect to any present or former directors, officers or other employees of PFSB or any of its Subsidiaries (hereinafter referred to collectively as the "PFSB EMPLOYEE PLANS"). PFSB has previously delivered or made available to FFBI true and complete copies of each agreement, plan and other documents referenced in PFSB's Disclosure Letter. There has been no announcement or commitment by PFSB or any of its Subsidiaries to create an additional PFSB Employee Plan, or to amend any PFSB Employee Plan, except for amendments required by applicable law which do not materially increase the cost of such PFSB Employee Plan.

                  (ii) There is no pending or threatened litigation, administrative action or proceeding relating to any PFSB Employee Plan. All of the PFSB Employee Plans comply in all material respects with all applicable requirements of ERISA, the IRC and other applicable laws. There has occurred no "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the IRC) with respect to the PFSB Employee Plans which is likely to result in the imposition of any penalties or taxes upon PFSB or any of its Subsidiaries under Section 502(i) of ERISA or Section 4975 of the IRC.

                  (iii) No liability to the Pension Benefit Guarantee Corporation has been or is expected by PFSB or any of its Subsidiaries to be incurred with respect to any PFSB

Employee Plan which is subject to Title IV of ERISA ("PFSB PENSION PLAN"), or with respect to any "single-employer plan" (as defined in Section 4001(a) of ERISA) currently or formerly maintained by PFSB or any ERISA Affiliate. No PFSB Pension Plan had an "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, as of the last day of the end of the most recent plan year ending prior to the date hereof; the fair market value of the assets of each PFSB Pension Plan exceeds the present value of the "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA) under such PFSB Pension Plan as of the end of the most recent plan year with respect to the respective PFSB Pension Plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such PFSB Pension Plan as of the date hereof; and no notice of a "reportable event" (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived has been required to be filed for any PFSB Pension Plan within the 12-month period ending on the date hereof. Neither PFSB nor any of its Subsidiaries has provided, or is required to provide, security to any PFSB Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the IRC. Neither PFSB, its Subsidiaries, nor any ERISA Affiliate has contributed to any "multiemployer plan," as defined in
Section 3(37) of ERISA, on or after September 26, 1980.

                  (iv) Each PFSB Employee Plan that is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) and which is intended to be qualified under Section 401(a) of the IRC (a "PFSB QUALIFIED PLAN") has received a favorable determination letter from the IRS, and PFSB and its Subsidiaries are not aware of any circumstances likely to result in revocation of any such favorable determination letter. Each PFSB Qualified Plan that is an "employee stock ownership plan" (as defined in Section 4975(e)(7) of the IRC) has satisfied all of the applicable requirements of Sections 409 and 4975(e)(7) of the IRC and the regulations thereunder in all material respects and any assets of any such PFSB Qualified Plan that, as of the end of the plan year, are not allocated to participants' individual accounts are pledged as security for, and may be applied to satisfy, any securities acquisition indebtedness.

                  (v) Neither PFSB nor any of its Subsidiaries has any obligations for post-retirement or post-employment benefits under any PFSB Employee Plan that cannot be amended or terminated upon 60 days' notice or less without incurring any liability thereunder, except for coverage required by Part 6 of Title I of ERISA or Section 4980B of the IRC, or similar state laws, the cost of which is borne by the insured individuals.

            (s)   PROPERTIES.

                  (i) A description of each parcel of real property owned by PFSB or a Subsidiary of PFSB is set forth in PFSB's Disclosure Letter. PFSB and each of its Subsidiaries has good and marketable title to all real property owned by it (including any property acquired in a judicial foreclosure proceeding or by way of a deed in lieu of foreclosure or similar transfer), in each case free and clear of any Liens except (i) liens for taxes not yet due and payable and (ii) such easements, restrictions and encumbrances, if any, as are not material in character, amount or extent, and do not materially detract from the value, or materially interfere with the present use of the properties subject thereto or affected thereby. All real property and fixtures of PFSB and each of its Subsidiaries are in a good state of maintenance and repair (normal wear and tear excepted), conform with all applicable ordinances, regulations and zoning laws and are considered by PFSB to be adequate for the current business of PFSB and its Subsidiaries. To the knowledge of PFSB, none of the buildings, structures or other improvements located on its real property encroaches upon or over any adjoining parcel or real estate or any easement or right-of- way.

                  (ii) PFSB and each of its Subsidiaries has good and marketable title to all tangible personal property owned by it, free and clear of all Liens except such encumbrances, if any, as are not material in character, amount or extent, and do not materially detract from the value, or materially interfere with the present use of the properties subject thereto or affected thereby. With respect to personal property used in the business of PFSB and its Subsidiaries that is leased rather than owned, neither PFSB nor any of its Subsidiaries is in default under the terms of any such lease.

                  (iii) A description of all real property leased by PFSB or a Subsidiary of PFSB is set forth in PFSB's Disclosure Letter. Each lease pursuant to which PFSB or any of its Subsidiaries as lessee, leases real or personal property, is valid and in full force and effect and neither PFSB nor any of its Subsidiaries, nor, to PFSB's knowledge, any other party to any such lease, is in default or in violation of any material provisions of any such lease.

            (t) FAIRNESS OPINION. PFSB has received the opinion of RP Financial, LC. to the effect that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to PFSB's stockholders.

            (u) FEES. Other than financial advisory services performed for PFSB by RP Financial, LC. pursuant to an agreement dated February 11, 2002, a true and complete copy of which has been previously delivered to FFBI, neither PFSB nor any of its Subsidiaries, nor any of their respective officers, directors, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for PFSB or any of its Subsidiaries in connection with this Agreement or the transactions contemplated hereby.

            (v)   ENVIRONMENTAL MATTERS.

                  (i) Each of PFSB and its Subsidiaries, the Participation Facilities, and, to the knowledge of PFSB, the Loan Properties are, and have been, in substantial compliance with all Environmental Laws.

                  (ii) There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or, to the knowledge of PFSB, threatened, before any court, governmental agency or board or other forum against PFSB or any of its Subsidiaries or any Participation Facility (A) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (B) relating to the presence of or release into the environment of any Hazardous Material, whether or not occurring at or on a site owned, leased or operated by PFSB or any of its Subsidiaries or any Participation Facility.

                  (iii) To the knowledge of PFSB, there is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or threatened before any court, governmental agency or board or other forum relating to or against any Loan Property (or PFSB or any of its Subsidiaries in respect of such Loan Property) (A) relating to alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (B) relating to the presence of or release into the environment of any Hazardous Material, whether or not occurring at a Loan Property.

                  (iv) Neither PFSB nor any of its Subsidiaries has received any notice, demand letter, executive or administrative order, directive or request for information from any Governmental Entity or any third party indicating that it may be in violation of, or liable under, any Environmental Law.

                  (v) There are no underground storage tanks at any properties owned or operated by PFSB or any of its Subsidiaries or any Participation Facility and no underground storage tanks have been closed or removed from any properties owned or operated by PFSB or any of its Subsidiaries or any Participation Facility.

                  (vi) During the period of (A) PFSB's or its Subsidiary's ownership or operation of any of their respective current properties or (B) PFSB's or its Subsidiary's participation in the management of any Participation Facility, there has been no release of Hazardous Materials in, on, under or affecting such properties. To the knowledge of PFSB, prior to the period of (A) PFSB's or its Subsidiary's ownership or operation of any of their respective current properties or (B) PFSB's or its Subsidiary's participation in the management of any Participation Facility, there was no contamination by or release of Hazardous Material in, on, under or affecting such properties.

            (w)   LOAN PORTFOLIO; ALLOWANCE FOR LOAN LOSSES.

                  (i) With respect to each Loan owned by PFSB or its Subsidiaries in whole or in part:

                         (A) The note and the related security documents are
each legal, valid and binding obligations of the maker or obligor thereof, enforceable against such maker or obligor in accordance with their terms;

                         (B) neither PFSB nor any of its Subsidiaries, nor any
prior holder of a Loan, has modified the note or any of the related security documents in any material respect or satisfied, canceled or subordinated the note or any of the related security documents except as otherwise disclosed by documents in the applicable Loan file;

                         (C) PFSB or a Subsidiary of PFSB is the sole holder of
legal and beneficial title to each Loan (or PFSB's or its Subsidiary's applicable participation interest, as applicable), except as otherwise referenced on the books and records of PFSB or a Subsidiary of PFSB;

                         (D) the original note and the related security
documents are included in the Loan files, and copies of any documents in the Loan files are true and correct copies of the documents they purport to be and have not been suspended, amended, modified, canceled or otherwise changed except as otherwise disclosed by documents in the applicable Loan file; and

                         (E) with respect to a Loan held in the form of a
participation, the participation documentation is legal, valid, binding and enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (ii) Neither the terms of any Loan, any of the documentation for any Loan, the manner in which any Loans have been administered and serviced, nor PFSB's practices of approving or rejecting Loan applications, violate any federal, state, or local law, rule or regulation applicable thereto, including, without limitation, the Truth In Lending Act, Regulations O and Z of the Federal Reserve Board, the CRA, the Equal Credit Opportunity Act, and any state laws, rules and regulations relating to consumer protection, installment sales and usury.

                  (iii) The allowance for loan losses reflected in PFSB's audited balance sheet at September 30, 2001 was, and the allowance for loan losses shown on the balance sheets in PFSB's Reports for periods ending after September 30, 2001, in the opinion of management, was or will be adequate, as of the dates thereof, under GAAP.

            (x) DEPOSITS. None of the deposits of Palmyra Savings is a "brokered" deposit.

            (y) ANTI-TAKEOVER PROVISIONS INAPPLICABLE. PFSB and its Subsidiaries have taken all actions required to exempt FFBI, the Agreement, the Plan of Bank Merger, the Merger and the Bank Merger from any provisions of an antitakeover nature contained in their organizational documents, and the provisions of any federal or state "anti-takeover," "fair price," "moratorium," "control share acquisition" or similar laws or regulations.

            (z) MATERIAL INTERESTS OF CERTAIN PERSONS. No officer or director of PFSB, or any "associate" (as such term is defined in Rule 12b-2 under the Exchange Act) of any such officer or director, has any material interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of PFSB or any of its subsidiaries.

            (aa) INSURANCE. In the opinion of management, PFSB and its Subsidiaries are presently insured for amounts deemed reasonable by management against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. All of the insurance policies and bonds maintained by PFSB and its Subsidiaries are in full force and effect, PFSB and its Subsidiaries are not in default thereunder and all material claims thereunder have been filed in due and timely fashion.

            (bb)  INVESTMENT SECURITIES; DERIVATIVES.

                  (i) Except for restrictions that exist for securities that are classified as "held to maturity," none of the investment securities held by PFSB or any of its Subsidiaries is subject to any restriction (contractual or statutory) that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time.

                  (ii) Neither PFSB nor any of its Subsidiaries is a party to or has agreed to enter into an exchange-traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is a derivative contract (including various combinations thereof) or owns securities that are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes" or "capped floating rate mortgage derivatives."

            (cc) INDEMNIFICATION. Except as provided in the articles of incorporation or bylaws of PFSB and the similar organizational documents of its Subsidiaries, neither PFSB nor any of its Subsidiaries is a party to any agreement that provides for the indemnification of any of its present or former directors, officers or employees, or other persons who serve or served as a director, officer or employee of another corporation, partnership or other enterprise at the request of PFSB and, to the knowledge of PFSB, there are no claims for which any such person would be entitled to indemnification under the articles of incorporation or bylaws of PFSB or the similar organizational documents of any of its Subsidiaries, under any applicable law or regulation or under any indemnification agreement.

            (dd) CORPORATE DOCUMENTS. PFSB has previously furnished or made available to FFBI a complete and correct copy of the articles of incorporation, bylaws and similar organizational documents of PFSB and each of PFSB's Subsidiaries, as in effect as of the date of this Agreement. Neither PFSB nor any of PFSB's Subsidiaries is in violation of its articles of incorporation, bylaws or similar organizational documents. The minute books of PFSB and each of PFSB's Subsidiaries constitute a complete and correct record of all actions taken by their respective boards of directors (and each committee thereof) and their stockholders.

            (ee) PFSB INFORMATION. The information regarding PFSB and its Subsidiaries to be supplied by PFSB for inclusion in the Registration Statement, any filings or approvals under applicable state securities laws, or any filing pursuant to Rule 165 or Rule 425 under the Securities Act or Rule 14a-12 under the Exchange Act will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement-Prospectus (except for such portions thereof as relate only to FFBI or any of its Subsidiaries) will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

            (ff) COMMUNITY REINVESTMENT ACT COMPLIANCE. Palmyra Savings is in material compliance with the applicable provisions of the CRA and the regulations promulgated thereunder, and Palmyra Savings currently has a CRA rating of satisfactory or better. To the knowledge of PFSB, there is no fact or circumstance or set of facts or circumstances that would cause Palmyra Savings to fail to comply with such provisions or cause the CRA rating of Palmyra Savings to fall below satisfactory.

            (gg) TAX TREATMENT OF THE MERGER. PFSB has no knowledge of any fact or circumstance relating to it that would prevent the transactions contemplated by this Agreement from qualifying as a reorganization under Section 368 of the IRC.

      3.3 REPRESENTATIONS AND WARRANTIES OF FFBI. FFBI represents and warrants to PFSB that, except as set forth in FFBI's Disclosure Letter:

            (a) ORGANIZATION AND QUALIFICATION. FFBI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is registered with the OTS as a savings and loan holding company. FFBI has all requisite corporate power and authority to own, lease and operate its properties and to conduct the business currently being conducted by it. FFBI is duly qualified or licensed as a foreign corporation to transact business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Affect on FFBI.

            (b)   SUBSIDIARIES.

                  (i) FFBI owns of record and beneficially all the capital stock of each of its Subsidiaries free and clear of any Liens. There are no contracts, commitments, agreements or understandings relating to FFBI's right to vote or dispose of any equity securities of its Subsidiaries. FFBI's ownership interest in each of its Subsidiaries is in compliance with all applicable laws, rules and regulations relating to equity investments by savings and loan holding companies or federally chartered savings associations.

                  (ii) Each of FFBI's Subsidiaries is a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation, has all requisite corporate power and authority to own, lease and operate its properties and to conduct the business currently being conducted by it and is duly qualified or licensed as a foreign corporation to transact business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Affect on FFBI.

                  (iii) The outstanding shares of capital stock of each Subsidiary have been validly authorized and are validly issued, fully paid and nonassessable. No shares of capital stock of any Subsidiary of FFBI are or may be required to be issued by virtue of any options, warrants or other rights, no securities exist that are convertible into or exchangeable for shares of such capital stock or any other debt or equity security of any Subsidiary, and there are no contracts, commitments, agreements or understandings of any kind for the issuance of additional shares of capital stock or other debt or equity security of any Subsidiary or options, warrants or other rights with respect to such securities.

                  (iv) No Subsidiary of FFBI other than First Federal is an "insured depository institution" as defined in the FDIA and the applicable regulations thereunder. First Federal is a qualified thrift lender pursuant to
Section 10(m) of the HOLA and its deposits are insured by the FDIC through the Savings Association Insurance Fund to the fullest extent permitted by law. First Federal is a member in good standing of the Federal Home Loan Bank of Chicago.

            (c)   CAPITAL STRUCTURE.

                  (i)   The authorized capital stock of FFBI consists of:

                        (A)   4,000,000 shares of FFBI Common Stock; and

                        (B) 1,000,000 shares of preferred stock, par value $.01 per share.

                  (ii)  As of the date of this Agreement:

                        (A) 2,107,950 shares of FFBI Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable and were issued in full compliance with all applicable laws;

                        (B) no shares of FFBI preferred stock are issued and outstanding; and

                        (C) 208,549 shares of FFBI Common Stock are reserved for issuance pursuant to outstanding grants or awards under FFBI's stock-based benefit plans.

                  (iii) No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which stockholders of FFBI may vote are issued or outstanding.

                  (iv) Except as set forth in this SECTION 3.3(C), as of the date of this Agreement, (A) no shares of capital stock or other voting securities of FFBI are issued, reserved for issuance or outstanding and (B) neither FFBI nor any of its Subsidiaries has or is bound by any outstanding subscriptions, options, warrants, calls, rights, convertible securities, commitments or agreements of any character obligating FFBI or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any additional shares of capital stock of FFBI or obligating FFBI or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right, convertible security, commitment or agreement. As of the date hereof, there are no outstanding contractual obligations of FFBI or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of FFBI or any of its Subsidiaries.

                  (v) The shares of FFBI Common Stock to be issued in exchange for shares of PFSB Common Stock upon consummation of the Merger in accordance with this Agreement have been duly authorized and when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable and subject to no preemptive rights.

            (d) AUTHORITY. FFBI has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate actions on the part of FFBI's Board of Directors, and no other corporate proceedings on the part of FFBI are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by FFBI and constitutes a valid and binding obligation of FFBI, enforceable against FFBI in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally and to general principles of equity, whether applied in a court of law or a court of equity.

            (e) NO VIOLATIONS. The execution, delivery and performance of this Agreement by FFBI do not, and the consummation of the transactions contemplated by this Agreement will not, (i) assuming all required governmental approvals have been obtained and the applicable waiting periods have expired, violate any law, rule or regulation or any judgment, decree, order, governmental permit or license to which FFBI or any of its Subsidiaries (or any of their respective properties) is subject, (ii) violate the certificate of incorporation or bylaws of FFBI or the similar organizational documents of any of its Subsidiaries or
(iii) constitute a breach or violation of, or a default under (or an event which, with due notice or lapse of time or both, would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of FFBI or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which FFBI or any of its Subsidiaries is a party, or to which any of their respective properties or assets may be subject except, in the case of (iii), for any such breaches, violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect on FFBI.

            (f) CONSENTS AND APPROVALS. No consents or approvals of, or filings or registrations with, any Governmental Entity or any third party are required to be made or obtained in connection with the execution and delivery by FFBI of this Agreement or the con summation by FFBI of the Merger and the other transactions contemplated by this Agreement, including the Bank Merger, except for (i) filings of applications and notices with, receipt of approvals or nonobjections from, and expiration of the related waiting period required by, federal and state banking authorities, (ii) filing of the Registration Statement with the SEC and declaration by the SEC of the Registration Statement's effectiveness under the Securities Act, (iii) the registration or qualification of the shares of FFBI Common Stock to be issued in exchange for shares of FFBI Common Stock under state securities or "blue sky" laws and (iv) the listing of the shares of FFBI Common Stock to be issued in exchange for shares of FFBI Common Stock on The Nasdaq Stock Market. As of the date hereof, FFBI knows of no reason pertaining to FFBI why any of the approvals referred to in this SECTION 3.3(F) should not be obtained without the imposition of any material condition or restriction described in SECTION 6.1(B).

            (g) SECURITIES FILINGS. FFBI has filed with the SEC all reports, schedules, registration statements, definitive proxy statements and other documents that it has been required to file under the Securities Act or the Exchange Act (collectively, "FFBI'S REPORTS"). FFBI has made available to PFSB an accurate and complete copy of (i) each of FFBI's Reports and (ii) each communication mailed by FFBI to its stockholders prior to the date hereof. None of FFBI's Reports or such communications contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, all of FFBI's Reports complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder. Each of the financial statements (including, in each case, any notes thereto) of FFBI included in FFBI's Reports complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto.

            (h) FINANCIAL STATEMENTS. FFBI has previously made available to PFSB copies of (i) the consolidated balance sheets of FFBI and its Subsidiaries as of December 31, 2001 and 2000 and related consolidated statements of income, cash flows and changes in stockholders' equity for the year ended December 31, 2001 and the ten months ended December 31, 2000, together with the notes thereto, accompanied by the audit report of FFBI's independent public auditors, as reported in FFBI's Annual Report on Form 10-KSB for the year ended December 31, 2001 filed with the SEC and (ii) the unaudited consolidated balance sheet of FFBI and its Subsidiaries as of March 31, 2002 and the related consolidated statements of income, cash flows and changes in stockholders' equity for the three months ended March 31, 2002 and 2001, as reported in FFBI's Quarterly Report on Form 10-Q for the period ended March 31, 2002 filed with the SEC. Such financial statements were prepared from the books and records of FFBI and its Subsidiaries, fairly present the consolidated financial position of FFBI and its Subsidiaries in each case at and as of the dates indicated and the consolidated results of operations, retained earnings and cash flows of FFBI and its Subsidiaries for the periods indicated, and, except as otherwise set forth in the notes thereto, were prepared in accordance with GAAP consistently applied throughout the periods covered thereby; PROVIDED, HOWEVER, that the unaudited financial statements for interim periods are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes to the extent permitted under applicable regulations. The books and records of FFBI and its Subsidiaries have been, and are being, maintained in all respects in accordance with GAAP and any other legal and accounting requirements and reflect only actual transactions.

            (i) UNDISCLOSED LIABILITIES. Neither FFBI nor any of its Subsidiaries has incurred any debt, liability or obligation of any nature whatsoever (whether accrued, contingent, absolute or otherwise and whether due or to become due) other than liabilities reflected on or reserved against in the consolidated balance sheet of FFBI as of March 31, 2002 as included in FFBI's Quarterly Report on Form 10-Q for the period ended March 31, 2002, except for
(i) liabilities incurred since March 31, 2002 in the ordinary course of business consistent with past practice that, either alone or when combined with all similar liabilities, have not had, and would not reasonably be expected to have, a Material Adverse Effect on FFBI and (ii) liabilities incurred for legal, accounting, financial advising fees and out-of-pocket expenses in connection with the transactions contemplated by this Agreement.

            (j) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in FFBI's Reports filed with the SEC prior to the date of this Agreement, since March 31, 2002, (i) FFBI and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course of such businesses consistent with their past practices and (ii) there has not been any event or occurrence that has had, or is reasonably expected to have, a Material Adverse Effect on FFBI or on the ability of FFBI to complete the transactions contemplated by this Agreement.

            (k) LITIGATION. There are no suits, actions or legal, administrative or arbitration proceedings pending or, to the knowledge of FFBI, threatened against or affecting FFBI or any of its Subsidiaries or any property or asset of FFBI or any of its Subsidiaries that (i) individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on FFBI or (ii) challenge the validity or propriety of the transactions contemplated by this Agreement. There are no judgments, decrees, injunctions, orders or rulings of any Governmental

Entity or arbitrator outstanding against FFBI or any of its Subsidiaries that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on FFBI.

            (l) ABSENCE OF REGULATORY ACTIONS. Since December 31, 1997, neither FFBI nor any of its Subsidiaries has been a party to any cease and desist order, written agreement or memorandum of understanding with, or any commitment letter or similar undertaking to, or has been subject to any action, proceeding, order or directive by any Government Regulator, or has adopted any board resolutions at the request of any Government Regulator, or has been advised by any Government Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such action, proceeding, order, directive, written agreement, memorandum of understanding, commitment letter, board resolutions or similar undertaking. There are no unresolved violations, criticisms or exceptions by any Government Regulator with respect to any report or statement relating to any examinations of FFBI or its Subsidiaries.

            (m) COMPLIANCE WITH LAWS. FFBI and each of its Subsidiaries conducts its business in compliance with all statutes, laws, regulations, ordinances, rules, judgements, orders or decrees applicable to it or the employees conducting such business. FFBI and each of its Subsidiaries has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Entities that are required in order to permit it to carry on its business as it is presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and no suspension or cancellation of any of them is threatened. Neither FFBI nor any of its Subsidiaries has been given notice or been charged with any violation of, any law, ordinance, regulation, order, writ, rule, decree or condition to approval of any Governmental Entity which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on FFBI.

            (n) TAXES. All federal, state, local and foreign tax returns required to be filed by or on behalf of FFBI or any of its Subsidiaries have been timely filed or requests for extensions have been timely filed and any such extension shall have been granted and not have expired, and all such filed returns are complete and accurate in all material respects. All taxes shown on such returns, all taxes required to be shown on returns for which extensions have been granted and all other taxes required to be paid by FFBI or any of its Subsidiaries have been paid in full or adequate provision has been made for any such taxes on FFBI's balance sheet (in accordance with GAAP). There is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of FFBI or any of its Subsidiaries, and no claim has been made in writing by any authority in a jurisdiction where FFBI or any of its Subsidiaries do not file tax returns that FFBI or any such Subsidiary is subject to taxation in that jurisdiction. All taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation relating to FFBI or any of its Subsidiaries have been paid in full or adequate provision has been made for any such taxes on FFBI's balance sheet (in accordance with GAAP). FFBI and its Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any tax due that is currently in effect. FFBI and each of its

Subsidiaries has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and FFBI and each of its Subsidiaries has timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the IRC and similar applicable state and local information reporting requirements.

            (o)   AGREEMENTS.

                  (i) FFBI and its Subsidiaries are not bound by any material contract (as defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC), to be performed after the date hereof that has not been filed with FFBI's Reports.

                  (ii) Neither FFBI nor any of its Subsidiaries is in default under (and no event has occurred which, with due notice or lapse of time or both, would constitute a default under) or is in violation of any provision of any note, bond, indenture, mortgage, deed of trust, loan agreement, lease or other agreement to which it is a party or by which it is bound or to which any of its respective properties or assets is subject and, to the knowledge of FFBI, no other party to any such agreement (excluding any loan or extension of credit made by FFBI or any of its Subsidiaries) is in default in any respect thereunder, except for such defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect on FFBI.

            (p) FFBI INFORMATION. The information regarding FFBI and its Subsidiaries to be supplied by FFBI for inclusion in the Registration Statement, any filings or approvals under applicable state securities laws, or any filing pursuant to Rule 165 or Rule 425 under the Securities Act or Rule 14a-12 under the Exchange Act will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement-Prospectus (except for such portions thereof that relate only to PFSB or any of its Subsidiaries) will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. The Registration Statement will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.

            (q) COMMUNITY REINVESTMENT ACT COMPLIANCE. First Federal is in material compliance with the applicable provisions of the CRA and the regulations promulgated thereunder, and First Federal currently has a CRA rating of satisfactory or better. To the knowledge of FFBI, there is no fact or circumstance or set of facts or circumstances that would cause First Federal to fail to comply with such provisions or cause the CRA rating of First Federal to fall below satisfactory.

            (r) TAX TREATMENT OF THE MERGER. FFBI has no knowledge of any fact or circumstance relating to it that would prevent the transactions contemplated by this Agreement from qualifying as a reorganization under Section 368 of the IRC.

            (s) AVAILABILITY OF FUNDS. FFBI has and will have available to it at the Effective Time, sources of capital sufficient to pay the aggregate Cash Consideration and to pay any other amounts payable pursuant to this Agreement and to effect the transactions contemplated hereby.

            (t)   ENVIRONMENTAL MATTERS.

                  (i) Each of FFBI and its Subsidiaries, the Participation Facilities, and, to the knowledge of FFBI, the Loan Properties are, and have been, in substantial compliance with all Environmental Laws.

                  (ii) There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or, to the knowledge of FFBI, threatened, before any court, governmental agency or board or other forum against FFBI or any of its Subsidiaries or any Participation Facility (A) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (B) relating to the presence of or release into the environment of any Hazardous Material, whether or not occurring at or on a site owned, leased or operated by FFBI or any of its Subsidiaries or any Participation Facility.

                  (iii) To the knowledge of FFBI, there is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or threatened before any court, governmental agency or board or other forum relating to or against any Loan Property (or FFBI or any of its Subsidiaries in respect of such Loan Property) (A) relating to alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (B) relating to the presence of or release into the environment of any Hazardous Material, whether or not occurring at a Loan Property.

                  (iv) Neither FFBI nor any of its Subsidiaries has received any notice, demand letter, executive or administrative order, directive or request for information from any Governmental Entity or any third party indicating that it may be in violation of, or liable under, any Environmental Law.

                  (v) There are no underground storage tanks at any properties owned or operated by FFBI or any of its Subsidiaries or any Participation Facility and no underground storage tanks have been closed or removed from any properties owned or operated by FFBI or any of its Subsidiaries or any Participation Facility.

                  (vi) During the period of (A) FFBI's or its Subsidiary's ownership or operation of any of their respective current properties or (B) FFBI's or its Subsidiary's participation in the management of any Participation Facility, there has been no release of Hazardous Materials in, on, under or affecting such properties. To the knowledge of FFBI, prior to the period of (A) FFBI's or its Subsidiary's ownership or operation of any of their respective current properties or (B) FFBI's or its Subsidiary's participation in the management of any

Participation Facility, there was no contamination by or release of Hazardous Material in, on, under or affecting such properties.

                                  ARTICLE IV
                          CONDUCT PENDING THE MERGER

      4.1 FORBEARANCES BY PFSB. Except as expressly contemplated or permitted by this Agreement and to the extent required by law or regulation, during the period from the date of this Agreement to the Effective Time, PFSB shall not, nor shall PFSB permit any of its Subsidiaries to, without the prior written consent of FFBI, which consent shall not be unreasonably withheld:

            (a) conduct its business other than in the regular, ordinary and usual course consistent with past practice; fail to maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships and retain the services of its officers and key employees; or take any action that would adversely affect or delay its ability to perform its obligations under this Agreement or to consummate the transactions contemplated hereby;

            (b) (i) incur, modify, extend or renegotiate any indebtedness for borrowed money, or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, other than the creation of deposit liabilities, borrowings from the Federal Home Loan Bank that mature within one year and sales of certificates of deposit that mature within five years; PROVIDED, HOWEVER, that in no event shall such borrowings from the Federal Home Loan Bank exceed an aggregate of $1,000,000;

                  (ii) prepay any indebtedness or other similar arrangements so as to cause PFSB to incur any prepayment penalty thereunder;

            (c)   (i)   adjust, split, combine or reclassify any capital stock;

                  (ii) make, declare or pay any dividend, or make any other distribution on its capital stock, except for regular quarterly cash dividends at a rate not in excess of $0.075 per share of PFSB Common Stock and dividends paid by any of PFSB's Subsidiaries for the purpose of enabling PFSB to pay such dividends;

                  (iii) grant any stock appreciation rights or any limited rights under the PFSB Employee Plans or grant any individual, corporation or other entity any right to acquire any shares of its capital stock; or

                  (iv) issue any additional shares of capital stock or any securities or obligations convertible or exercisable for any shares of its capital stock except pursuant to the exercise of stock options outstanding as of the date hereof;

            (d) sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties or assets to any individual, corporation or other entity other than a Subsidiary, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, except in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force at the date of this Agreement;

            (e) except pursuant to contracts or agreements in force at the date of or permitted by this Agreement, make any equity investment, either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity;

            (f) enter into, renew, amend or terminate any contract or agreement, or make any change in any of its leases or contracts, other than with respect to those contracts or agreements individually involving aggregate payments of less than, or the provision of goods or services with a market value of less than, $20,000 per annum and other than contracts or agreements covered by SECTION 4.1(G);

            (g) make, renegotiate, renew, increase, extend, modify or purchase any loan, lease (credit equivalent), advance, credit enhancement or other extension of credit, or make any commitment in respect of any of the foregoing, except (i) in conformity with existing lending practices in amounts not to exceed an aggregate of $250,000 with respect to any individual borrower or (ii) loans or advances as to which PFSB has a binding obligation to make such loans or advances as of the date hereof;

            (h) except for loans or extensions of credit made on terms generally available to the public, make or increase any loan or other extension of credit, or commit to make or increase any such loan or extension of credit, to any director or executive officer of PFSB or Palmyra Savings, or any entity controlled, directly or indirectly, by any of the foregoing, other than renewals of existing loans or commitments to loan;

            (i) (i) increase in any manner the compensation or fringe benefits of any of its employees or directors other than in the ordinary course of business consistent with past practice and pursuant to policies currently in effect, or pay any bonus, pension, retirement allowance or contribution not required by any existing plan or agreement to any such employees or directors;

                  (ii) become a party to, amend (except as may be required by law) or commit itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee or director;

                  (iii) voluntarily accelerate the vesting of, or the lapsing of restrictions with respect to, any stock options or other stock-based compensation; or

                  (iv) elect to any senior executive office any person who is not a member of its senior executive officer team as of the date of this Agreement or elect to its Board of Directors any person who is not a member of its Board of Directors as of the date of this Agreement, or hire any employee with annual compensation in excess of $25,000;

            (j) settle any claim, action or proceeding involving payment by it of money damages in excess of $25,000 or impose any material restriction on its operations or the operations of any of its Subsidiaries;

            (k) amend its articles of incorporation or bylaws, or similar governing documents;

            (l) restructure or materially change its investment securities portfolio through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported;

            (m) make any investment in any debt security, including mortgage-backed and mortgage-related securities, other than U.S. government and U.S. government agency securities with final maturities not greater than one year;

            (n) make any capital expenditures other than pursuant to binding commitments existing on the date hereof and other than expenditures necessary to maintain existing assets in good repair or to make payment of necessary taxes;

            (o) establish or commit to the establishment of any new branch or other office facilities or file any application to relocate or terminate the operation of any banking office;

            (p) take any action that is intended or expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article VI not being satisfied or in a violation of any provision of this Agreement;

            (q) implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or regulatory guidelines;

            (r) knowingly take any action that would prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368 of the IRC; or

            (s) agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of, any of the actions prohibited by this SECTION 4.1.

            Any request by PFSB or response thereto by FFBI shall be made in accordance with the notice provisions of SECTION 8.7 and shall note that it is a request pursuant to this SECTION 4.1.

      4.2 FORBEARANCES BY FFBI. Except as expressly contemplated or permitted by this Agreement, and except to the extent required by law or regulation or any Governmental Entity, during the period from the date of this Agreement to the Effective Time, FFBI shall not, nor shall FFBI permit any of its Subsidiaries to, without the prior written consent of PFSB, which shall not unreasonably be withheld:

            (a) conduct its business or make shareholder distributions other than in the regular, ordinary and usual course consistent with past practice; fail to maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships and retain the services of its officers and key employees; or take any action that would adversely affect or delay its ability to perform its obligations under this Agreement or to consummate the transactions contemplated hereby;

            (b) take any action that is intended to or expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article VI not being satisfied or in a violation of any provision of this Agreement;

            (c) knowingly take any action that would prevent or impede the Merger from qualifying as a reorganization withing the meaning of Section 368 of the IRC;

            (d) amend its certificate of incorporation or bylaws in a manner that would materially and adversely effect the benefits of the Merger to the stockholders of PFSB; or

            (e) agree to take, make any commitment to take, or adopt any resolutions of its Board of Directors in support of, any of the actions prohibited by this SECTION 4.2.

                                   ARTICLE V
                                   COVENANTS

      5.1   ACQUISITION PROPOSALS.

            (a) Except as permitted by this Agreement, PFSB shall not, and shall not authorize or permit any of its Subsidiaries or any of its Subsidiaries' officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by PFSB or any of its Subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage (including by way of furnishing non-public information), or take any other action to facilitate, any inquiries, discussions or the making of any proposal that constitutes or could reasonably be expected to lead to an Acquisition Proposal, (ii) participate in any discussions or negotiations, or otherwise communicate in any way with any person (other than FFBI), regarding an Acquisition Proposal or (iii) enter into or consummate any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the transactions contemplated hereby. Without limiting the foregoing, it is understood that any

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



violation of the restrictions set forth in the preceding sentence by any officer, director or employee of PFSB or any of the Subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by PFSB or any of its Subsidiaries shall be deemed to be a breach of this SECTION 5.1 by PFSB. Notwithstanding the foregoing, PFSB may, in response to a Superior Proposal that has not been withdrawn and that did not otherwise result from a breach of this SECTION 5.1, (x) furnish non-public information with respect to PFSB to the person who made such Superior Proposal pursuant to a confidentiality agreement on terms no more favorable to such person than the confidentiality agreement between FFBI and PFSB dated October 24, 2001 and (y) participate in discussions or negotiations with such person regarding such Superior Proposal, if and so long as PFSB's Board of Directors determines in good faith, after consultation with and based upon the advice of its outside legal counsel, that such action is legally necessary for the proper discharge of its fiduciary duties under applicable law.

            (b) Nothing contained in this SECTION 5.1 shall prohibit PFSB from at any time taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act or making any disclosure required by Rule 14a-9 promulgated under the Exchange Act.

            (c) PFSB will notify FFBI immediately orally (within one day) and in writing (within three days) of any Acquisition Proposal, any request for non-public information that could reasonably be expected to lead to an Acquisition Proposal, or any inquiry with respect to or that could reasonably be expected to lead to an Acquisition Proposal, including, in each case, the identity of the person making such Acquisition Proposal, request or inquiry and the terms and conditions thereof, and shall provide to FFBI any written materials received by PFSB or any of its Subsidiaries in connection therewith. PFSB will keep FFBI informed of any developments with respect to any such Acquisition Proposal, request or inquiry immediately upon the occurrence thereof. PFSB will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. PFSB will take the necessary steps to inform the appropriate individuals or entities referred to in the first sentence of SECTION 5.1(A) of the obligations undertaken in this SECTION 5.1. PFSB will promptly request each person (other than FFBI) that has executed a confidentiality agreement prior to the date hereof in connection with its consideration of a business combination with PFSB or any of its Subsidiaries to return or destroy all confidential information previously furnished to such person by or on behalf of PFSB or any of its Subsidiaries. PFSB shall not release any third party from, or waive any provisions of, any confidentiality agreements or standstill agreement to which it or any of its Subsidiaries is a party.

      5.2 CERTAIN POLICIES AND ACTIONS OF PFSB. At the request of FFBI, PFSB shall cause Palmyra Savings to modify and change its loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) and investment and asset/liability management policies and practices so as to be consistent with those of First Federal; PROVIDED, HOWEVER, that PFSB shall not be required to take such action prior to the date on which all regulatory and stockholder approvals required to consummate the transactions

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



contemplated hereby are received, and until after receipt of written confirmation from FFBI that it is not aware of any fact or circumstance that would prevent completion of the Merger, and PROVIDED FURTHER, that such policies and procedures are not prohibited by GAAP or any applicable laws and regulations. PFSB's representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes undertaken solely on account of this SECTION 5.2.

      5.3   ACCESS AND INFORMATION.

            (a) Upon reasonable notice, PFSB shall (and shall cause PFSB's Subsidiaries to) afford FFBI and its representatives (including, without limitation, directors, officers and employees of FFBI and its affiliates and counsel, accountants and other professionals retained by FFBI) such reasonable access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, tax returns and work papers of independent auditors), contracts, properties, personnel and to such other information relating to PFSB and PFSB's Subsidiaries as FFBI may reasonably request. Upon reasonable notice, FFBI shall (and shall cause First Federal to) afford PFSB and its representatives (including, without limitation, directors, officers and employees of PFSB and its affiliates and counsel, accountants and other professionals retained by PFSB) such reasonable access during normal business hours throughout the period prior to the Effective Time to the executive officers of FFBI and First Federal and to such information regarding FFBI and its Subsidiaries as PFSB may reasonably request. No investigation by any party pursuant to this SECTION 5.3 shall affect or be deemed to modify any representation or warranty made by the other party in this Agreement.

            (b) From the date hereof until the Effective Time, PFSB shall, and shall cause PFSB's Subsidiaries to, promptly provide FFBI with (i) a copy of each report, schedule, registration statement and other document filed or received by it pursuant to the requirements of the Securities Act or the Exchange Act, (ii) a copy of each report filed with federal or state banking regulators, (iii) a copy of each periodic report to its senior management and all materials relating to its business or operations furnished to its Board of Directors, (iv) a copy of each press release made available to the public and
(iv) all other information concerning its business, properties and personnel as FFBI may reasonably request. Notwithstanding the foregoing, neither PFSB nor its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure relates to any party's compliance with this Agreement or would violate the rights of such entity's customers, jeopardize the attorney-client privilege of the entity in possession or control of such information, or contravene any law, rule, regulation, order, judgment, decree or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the previous sentence apply.

            (c) FFBI will not, and will cause its representatives not to, use any information obtained pursuant to this SECTION 5.3 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of applicable

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



law, FFBI will keep confidential, and will cause its representatives to keep confidential, all information and documents obtained pursuant to this SECTION
5.3 unless such information (i) was already known to FFBI or an affiliate of FFBI, other than pursuant to a confidentiality agreement or other confidential relationship, (ii) becomes available to FFBI or an affiliate of FFBI from other sources not known by such party to be bound by a confidentiality agreement or other obligation of secrecy, (iii) is disclosed with the prior written approval of PFSB or (iv) is or becomes readily ascertainable from published information or trade sources.

            (d) From and after the date hereof, representatives of FFBI and PFSB shall meet on a regular basis to discuss and plan for the conversion of PFSB's and its Subsidiaries' data processing and related electronic informational systems to those used by FFBI and its Subsidiaries with the goal of conducting such conversion simultaneously with the consummation of the Bank Merger.

      5.4   APPLICATIONS; CONSENTS.

            (a) The parties hereto shall cooperate with each other and shall use their reasonable best efforts to prepare and file as soon as practicable after the date hereof all necessary applications, notices and filings to obtain all permits, consents, approvals and authorizations of all Governmental Entities that are necessary or advisable to consummate the transactions contemplated by this Agreement. PFSB and FFBI shall furnish each other with all information concerning themselves, their respective subsidiaries, and their respective subsidiaries' directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any application, notice or filing made by or on behalf of FFBI, PFSB or any of their respective subsidiaries to any Governmental Entity in connection with the transactions contemplated by this Agreement and the Plan of Bank Merger. FFBI and PFSB shall have the right to review in advance, and to the extent practicable each will consult with the other on, all the information relating to FFBI and PFSB, as the case may be, and any of their respective subsidiaries, that appears in any filing made with, or written materials submitted to, any Governmental Entity pursuant to this SECTION 5.4(A).

            (b) As soon as practicable after the date hereof, each of the parties hereto shall, and they shall cause their respective subsidiaries to, use its best efforts to obtain any consent, authorization or approval of any third party that is required to be obtained in connection with the transactions contemplated by this Agreement and the Plan of Bank Merger.

      5.5 ANTITAKEOVER PROVISIONS. PFSB and its Subsidiaries shall take all steps required by any relevant federal or state law or regulation or under any relevant agreement or other document to exempt or continue to exempt FFBI, First Federal, the Agreement, the Plan of Bank Merger and the Merger from any provisions of an antitakeover nature in PFSB's or its Subsidiaries' articles of incorporation and bylaws, or similar organizational documents, and the provisions of any federal or state antitakeover laws.


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



      5.6 ADDITIONAL AGREEMENTS. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take promptly, or cause to be taken promptly, all actions and to do promptly, or cause to be done promptly, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as expeditiously as possible, including using efforts to obtain all necessary actions or non-actions, extensions, waivers, consents and approvals from all applicable Governmental Entities, effecting all necessary registrations, applications and filings (including, without limitation, filings under any applicable state securities laws) and obtaining any required contractual consents and regulatory approvals.

      5.7 PUBLICITY. The initial press release announcing this Agreement shall be a joint press release and thereafter PFSB and FFBI shall consult with each other prior to issuing any press releases or otherwise making public statements with respect to the Merger and any other transaction contemplated hereby and in making any filings with any Governmental Entity or with any national securities exchange or market with respect thereto; PROVIDED, HOWEVER, that nothing in this
SECTION 5.7 shall be deemed to prohibit any party from making any disclosure which its counsel deems necessary in order to satisfy such party's disclosure obligations imposed by law.

      5.8 STOCKHOLDER MEETING. PFSB will submit to its stockholders this Agreement and any other matters required to be approved or adopted by stockholders in order to carry out the intentions of this Agreement. In furtherance of that obligation, PFSB will take, in accordance with applicable law and its articles of incorporation and bylaws, all action necessary to call, give notice of, convene and hold a meeting of its stockholders (the "STOCKHOLDER MEETING") as promptly as practicable for the purpose of considering and voting on approval and adoption of this Agreement and the transactions provided for in this Agreement. PFSB's Board of Directors will use all reasonable best efforts to obtain from PFSB's stockholders a vote approving this Agreement. Except as provided in this Agreement, (i) PFSB's Board of Directors shall recommend to PFSB's stockholders approval of this Agreement, (ii) the Proxy Statement-Prospectus shall include a statement to the effect that PFSB's Board of Directors has recommended that PFSB's stockholders vote in favor of the approval of this Agreement and (iii) neither PFSB's Board of Directors nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to FFBI, the recommendation of PFSB's Board of Directors that PFSB's stockholders vote in favor of approval of this Agreement or make any statement in connection with the Stockholder Meeting inconsistent with such recommendation. Notwithstanding the foregoing, if PFSB's Board of Directors, after consultation with and based on the advice of counsel, determines in good faith that it would result in a violation of its fiduciary duties under applicable law to recommend this Agreement, then in submitting the Agreement to stockholders at the Stockholder Meeting it may submit the Agreement without recommendation, in which case the Board of Directors may communicate the basis for its lack of a recommendation to the stockholders in the Proxy Statement-Prospectus or an appropriate amendment or supplement thereto.

      5.9   REGISTRATION OF FFBI COMMON STOCK.

            (a) As promptly as reasonably practicable following the date hereof, FFBI shall prepare and file with the SEC a registration statement on Form S-4 with respect to the issuance of FFBI Common Stock in the Merger (such Form S-4, and any amendments or supplements thereto, the "REGISTRATION STATEMENT"). The Registration Statement shall contain proxy materials relating to the matters to be submitted to the PFSB stockholders at the Stockholders Meeting, which shall also constitute the prospectus relating to the shares of FFBI Common Stock to be issued in the Merger (such proxy statement/prospectus, and any amendments or supplements thereto, the "PROXY STATEMENT-PROSPECTUS"). PFSB will furnish to FFBI the information required to be included in the Registration Statement with respect to its business and affairs and shall have the right to review and consult with FFBI and approve the form of, and any characterizations of such information included in, the Registration Statement prior to its being filed with the SEC. FFBI shall use reasonable best efforts to have the Registration Statement declared effective by the SEC and to keep the Registration Statement effective as long as is necessary to consummate the Merger and the transactions contemplated hereby. PFSB will use reasonable best efforts to cause the Proxy Statement-Prospectus to be mailed to PFSB's stockholders as promptly as practicable after the Registration Statement is declared effective under the Securities Act. FFBI will advise PFSB, promptly after it receives notice thereof, of the time when the Registration Statement has become effective, the issuance of any stop order, the suspension of the qualification of the FFBI Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement-Prospectus or the Registration Statement. If at any time prior to the Effective Time any information relating to FFBI or PFSB, or any of their respective affiliates, officers or directors, should be discovered by FFBI or PFSB which should be set forth in an amendment or supplement to any of the Registration Statement or the Proxy Statement- Prospectus so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other party hereto and, to the extent required by law, rules or regulations, an appropriate amendment or supplement describing such information shall be promptly filed by FFBI with the SEC and disseminated by PFSB to the stockholders of PFSB.

            (b) FFBI shall also take any action required to be taken under any applicable state securities laws in connection with the Merger and each of PFSB and FFBI shall furnish all information concerning it and the holders of PFSB Common Stock as may be reasonably requested in connection with any such action.

            (c) Prior to the Effective Time, FFBI shall notify The Nasdaq Stock Market of the additional shares of FFBI Common Stock to be issued by FFBI in exchange for the shares of PFSB Common Stock.


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



      5.10 AFFILIATE LETTERS. PFSB shall use its best efforts to cause each director, executive officer and other person who is an "affiliate" of PFSB under Rule 145 of the Securities Act to deliver to FFBI as soon as practicable and prior to the mailing of the Proxy Statement-Prospectus executed letter agreements, each substantially in the form attached hereto as Exhibit C, providing that such person will comply with Rule 145.

      5.11 NOTIFICATION OF CERTAIN MATTERS. Each party shall give prompt notice to the other of: (i) any event or notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received by it or any of its Subsidiaries subsequent to the date of this Agreement and prior to the Effective Time, under any contract material to the financial condition, properties, businesses or results of operations of each party and its Subsidiaries taken as a whole to which each party or any Subsidiary is a party or is subject; and (ii) any event, condition, change or occurrence which individually or in the aggregate has, or which is reasonably likely to result in a Material Adverse Effect. Each of PFSB and FFBI shall give prompt notice to the other party of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with any of the transactions contemplated by this Agreement.

      5.12  EMPLOYEE BENEFITS MATTERS.

            (a) All persons who are employees of Palmyra Savings immediately prior to the Effective Time and whose employment is not specifically terminated at or prior to the Effective Time (a "CONTINUING EMPLOYEE") shall, at the Effective Time, become employees of First Federal; PROVIDED, HOWEVER, that in no event shall any of Palmyra Savings' employees be officers of First Federal, or have or exercise any power or duty conferred upon such an officer, unless and until duly elected or appointed to such position in accordance with the bylaws of First Federal and that FFBI shall use reasonable efforts to offer a position to all employees of Palmyra Savings. Except for Continuing Employees who enter into employment contracts with FFBI or First Federal, all of the Continuing Employees shall be employed at the will of First Federal and no contractual right to employment shall inure to such employees because of this Agreement.

            (b) As of the Effective Time, FFBI shall make available employer-provided health and other employee welfare benefit plans to each Continuing Employee on the same basis as it provides such coverage to FFBI employees, except that any pre-existing condition, eligibility waiting period or other limitations or exclusions otherwise applicable under such plans to new employees shall not apply to a Continuing Employee or their covered dependents who were covered under a similar PFSB Employee Plan at the Effective Time.

            (c) Each Continuing Employee shall be treated as a new employee of FFBI for purposes of participation in FFBI's employee stock ownership plan and any defined benefit pension plan of FFBI or in which FFBI participates, provided, however, that with respect to such defined benefit pension plan Continuing Employees will receive credit for service with PFSB for purposes of vesting and determination of eligibility to participate, but not for accrual of benefits.

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



            (d) As soon as practicable following the date hereof but, in any event, prior to the Effective Time, Palmyra Savings shall take any and all action necessary to terminate its employee stock ownership plan (the "PALMYRA ESOP") as of the Effective Time. The trustee of the Palmyra ESOP shall repay the existing loan of Palmyra ESOP and allocate any unallocated assets remaining after the loan is repaid in accordance with the terms of the Palmyra ESOP. Prior to any distributions to any participants in the Palmyra ESOP, the trustee for the Palmyra ESOP shall have received a favorable letter from the IRS related to the tax qualified status of the Palmyra ESOP upon termination.

            (e) PFSB shall take such action to terminate the Palmyra Savings Employees' Savings and Profit Sharing Plan not later than immediately prior to the Closing Date. Subject to receipt of a favorable determination letter from the IRS regarding the termination of such plan, distributions shall be made to participants as provided in the plan.

            (f) The foregoing subparagraphs (d) and (e) notwithstanding, FFBI agrees to honor in accordance with their terms all benefits vested as of the Effective Time under the PFSB Employee Plans and all vested benefits or other vested amounts earned or accrued through such time under contracts, arrangement commitments or understandings described in PFSB's Disclosure Letter, including benefits which vest or are otherwise accrued as a result of the consummation of the transactions contemplated by this Agreement.

            (g) On or before the Effective Time, PFSB shall pay annual bonuses for the year ending September 30, 2002 consistent with past practice as set forth in PFSB's Disclosure Letter; PROVIDED, HOWEVER, that if the Closing shall occur prior to September 30, 2002, such bonuses shall be based on net income of PFSB from October 1, 2001 through the end of the month prior to the month in which the Closing Date shall occur multiplied by a fraction, the numerator of which shall be the number of days from October 1, 2001 through and including the Closing Date and the denominator of which shall be the number of days from October 1, 2001 through and including the end of the month prior to the month in which the Closing Date shall occur.

      5.13  INDEMNIFICATION.

            (a) From and after the Effective Time through the sixth anniversary of the Effective Time, FFBI agrees to indemnify and hold harmless each present and former director and officer of PFSB and its Subsidiaries and each officer or employee of PFSB and its Subsidiaries that is serving or has served as a director or trustee of another entity expressly at PFSB's request or direction (each, an "INDEMNIFIED PARTY"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, amounts paid in settlement, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement), whether asserted or claimed prior to, at or after the Effective Time, as they are

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



from time to time incurred, in each case to the fullest extent such person would have been indemnified or have the right to advancement of expenses pursuant to PFSB's certificate of incorporation and bylaws as in effect on the date of this Agreement and to the fullest extent permitted by law.

            (b) Any Indemnified Party wishing to claim indemnification under
SECTION 5.13(A), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify FFBI thereof, but the failure to so notify shall not relieve FFBI of any liability it may have hereunder to such Indemnified Party if such failure does not materially and substantially prejudice FFBI.

            (c) FFBI shall maintain PFSB's existing directors' and officers' liability insurance policy (or provide a policy providing comparable coverage and amounts on terms no less favorable to the persons currently covered by PFSB's existing policy, including FFBI's existing policy if it meets the foregoing standard) covering persons who are currently covered by such insurance for a period of three years after the Effective Time; PROVIDED, HOWEVER, that in no event shall FFBI be obligated to expend, in order to maintain or provide insurance coverage pursuant to this SECTION 5.13(C), an amount per annum in excess of 150% of the amount of the annual premiums paid by PFSB as of the date hereof for such insurance ("MAXIMUM INSURANCE AMOUNT"); PROVIDED FURTHER, that if the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Insurance Amount, FFBI shall obtain the most advantageous coverage obtainable for an annual premium equal to the Maximum Insurance Amount.

            (d) In the event FFBI or any of its successors or assigns (i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers or conveys all or substantially all of its properties and assets to any person or entity, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of FFBI assume the obligations set forth in this SECTION 5.13.

            (e) The provisions of this SECTION 5.13 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her representatives.

      5.14 SECTION 16 MATTERS. Prior to the Effective Time, PFSB and FFBI shall take all such steps as may be required to cause any dispositions of PFSB Common Stock (including derivative securities with respect to PFSB Common Stock) or acquisitions of FFBI Common Stock resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to PFSB to be exempt under Rule 16b-3 promulgated under the Exchange Act. PFSB agrees to promptly furnish FFBI with all requisite information necessary for FFBI to take the actions contemplated by this SECTION 5.14.


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



      5.15 DIVIDENDS. After the date of this Agreement, PFSB shall declare and pay dividends on the PFSB Common Stock on a quarterly basis and each of FFBI and PFSB shall coordinate with the other the payment of dividends with respect to the FFBI Common Stock and the PFSB Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties hereto that holders of FFBI Common Stock and PFSB Common Stock shall not receive two dividends, or fail to receive one dividend, for any single calendar quarter with respect to their shares of FFBI Common Stock and/or PFSB Common Stock or any shares of FFBI Common Stock that any such holder receives in exchange for such shares of PFSB Common Stock in the Merger.

      5.16  BOARD OF DIRECTORS; ADVISORY BOARD.

            (a) FFBI shall take all action necessary to appoint one member of PFSB's Board of Directors, selected by FFBI after consultation with PFSB, for a term ending in 2005, to the Boards of Directors of FFBI and First Federal Bank, effective immediately following the Effective Time.

            (b) For a period of one year from the Effective Time or such longer time as FFBI in its sole discretion shall determine, FFBI shall maintain a Missouri advisory board for the purpose of advising FFBI on its Missouri operations and generating additional business contacts for FFBI in Missouri. Each director of PFSB as of the Effective Time, other than the person selected to serve on FFBI's Board of Directors, shall be invited to serve on the Missouri advisory board. Each advisory director shall be paid $100 per month.

                                  ARTICLE VI
                          CONDITIONS TO CONSUMMATION

      6.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS. The respective obligations of each party to effect the Merger shall be subject to the satisfaction of the following conditions:

            (a) STOCKHOLDER APPROVAL. This Agreement shall have been approved by the requisite vote of PFSB's stockholders in accordance with applicable laws and regulations.

            (b) REGULATORY APPROVALS. All approvals, consents or waivers of any Governmental Entity required to permit consummation of the transactions contemplated by this Agreement shall have been obtained and shall remain in full force and effect, and all statutory waiting periods shall have expired; PROVIDED, HOWEVER, that none of such approvals, consents or waivers shall contain any condition or requirement that would reasonably be likely to have or result in a Material Adverse Effect on FFBI and its Subsidiaries after the Effective Time.

            (c) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No party hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction that enjoins or prohibits the consummation of the Merger or the Bank Merger and no Governmental Entity shall


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



have instituted any proceeding for the purpose of enjoining or prohibiting the consummation of the Merger or the Bank Merger or any transactions contemplated by this Agreement. No statute, rule or regulation shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits or makes illegal consummation of the Merger.

            (d) REGISTRATION STATEMENT; BLUE SKY LAWS. The Registration Statement shall have been declared effective by the SEC and no proceedings shall be pending or threatened by the SEC to suspend the effectiveness of the Registration Statement, and FFBI shall have received all required approvals by state securities or "blue sky" authorities with respect to the transactions contemplated by this Agreement.

            (e) THIRD PARTY CONSENTS. FFBI and PFSB shall have obtained the consent or approval of each person (other than the governmental approvals or consents referred to in SECTION 6.1(B)) whose consent or approval shall be required to consummate the transactions contemplated by this Agreement, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a Material Adverse Effect on FFBI (after giving effect to the consummation of the transactions contemplated hereby).

            (f) TAX OPINIONS. FFBI and PFSB shall have received opinions of Muldoon Murphy & Faucette LLP and Jenkins & Gilchrist, A Professional Corporation, respectively, dated as of the Closing Date, in form and substance customary in transactions of the type contemplated hereby, and reasonably satisfactory to PFSB and FFBI, as the case may be, substantially to the effect that on the basis of the facts, representations and assumptions set forth in such opinions which are consistent with the state of facts existing at the Effective Time, (i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the IRC, (ii) FFBI and PFSB will each be a party to that reorganization within the meaning of
Section 368(b) of the IRC and (iii) except to the extent of any cash received in lieu of a fractional share interest in FFBI Common Stock, no gain or loss will be recognized by the stockholders of PFSB who exchange their PFSB Common Stock for FFBI Common Stock pursuant to the Merger. Such opinions may be based on, in addition to the review of such matters of fact and law as counsel considers appropriate, representations contained in certificates of officers of FFBI, PFSB and others.

      6.2 CONDITIONS TO THE OBLIGATIONS OF FFBI. The obligations of FFBI to effect the Merger shall be further subject to the satisfaction of the following additional conditions, any one or more of which may be waived by FFBI:

            (a) PFSB'S REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of PFSB contained in SECTIONS 3.2(A) (except as relates to qualification), (B) (except as relates to qualification), (C), (D),
(E)(I) and (II), (Y) and (GG) of this Agreement shall be true and correct (except for inaccuracies that are de minimis) as of the date of this Agreement and as of the Closing Date as though made at and as of the Closing Date, and there shall not exist any inaccuracies in the representations and warranties of PFSB contained in this Agreement

(including the representations and warranties set forth in the Sections designated above) such that the effect of such inaccuracies individually or in the aggregate has, or is reasonably likely to have, a Material Adverse Effect on PFSB.

            (b) PERFORMANCE OF PFSB'S OBLIGATIONS. PFSB shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time.

            (c) OFFICERS' CERTIFICATE. FFBI shall have received a certificate signed by the chief executive officer and the chief financial or principal accounting officer of PFSB to the effect that the conditions set forth in SECTIONS 6.2(A) and (B) have been satisfied.

      6.3 CONDITIONS TO THE OBLIGATIONS OF PFSB. The obligations of PFSB to effect the Merger shall be further subject to the satisfaction of the following additional conditions, any one or more of which may be waived by PFSB:

            (a) FFBI'S REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of FFBI contained in SECTIONS 3.3(A) (except as relates to qualification), (B) (except as relates to qualification), (C), (D),
(E)(I) and (II), and (R) of this Agreement shall be true and correct (except for inaccuracies that are de minimis) as of the date of this Agreement and as of the Closing Date as though made at and as of the Closing Date, and there shall not exist any inaccuracies in the representations and warranties of FFBI contained in this Agreement (including the representations and warranties set forth in the Sections designated above) such that the effect of such inaccuracies individually or in the aggregate has, or is reasonably likely to have, a Material Adverse Effect on FFBI.

            (b) PERFORMANCE OF FFBI'S OBLIGATIONS. FFBI shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time.

            (c) OFFICERS' CERTIFICATE. PFSB shall have received a certificate signed by the chief executive officer and the chief financial or principal accounting officer of FFBI to the effect that the conditions set forth in SECTIONS 6.3(A) and (B) have been satisfied.

            (d) DEPOSIT OF MERGER CONSIDERATION. FFBI shall have deposited with the Exchange Agent sufficient cash to pay the aggregate Cash Consideration.

                                  ARTICLE VII
                                  TERMINATION

      7.1 TERMINATION. This Agreement may be terminated, and the Merger abandoned, at any time prior to the Effective Time, by action taken or authorized by the Board of Directors of the terminating party, either before or after any requisite stockholder approval:

            (a)   by the mutual written consent of FFBI and PFSB; or

            (b) by either FFBI or PFSB, in the event of the failure of PFSB's stockholders to approve the Agreement at the Stockholder Meeting; PROVIDED, HOWEVER, that PFSB shall only be entitled to terminate the Agreement pursuant to this clause if it has complied in all material respects with its obligations under SECTION 5.8; or

            (c) by either FFBI or PFSB, if either (i) any approval, consent or waiver of a Governmental Entity required to permit consummation of the transactions contemplated by this Agreement shall have been denied or (ii) any Governmental Entity of competent jurisdiction shall have issued a final, unappealable order enjoining or otherwise prohibiting consummation of the transactions contemplated by this Agreement; or

            (d) by either FFBI or PFSB, in the event that the Merger is not consummated by March 31, 2003, unless the failure to so consummate by such time is due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein; or

            (e) by either FFBI or PFSB (provided that the party seeking termination is not then in material breach of any representation, warranty, covenant or other agreement contained herein), in the event of a breach of any covenant or agreement on the part of the other party set forth in this Agreement, or if any representation or warranty of the other party shall have become untrue, in either case such that the conditions set forth in SECTIONS 6.2(A) and (B) or SECTIONS 6.3(A) and (B), as the case may be, would not be satisfied and such breach or untrue representation or warranty has not been or cannot be cured within thirty (30) days following written notice to the party committing such breach or making such untrue representation or warranty; or

            (f) by FFBI, if the Board of Directors of PFSB does not publicly recommend in the Proxy Statement-Prospectus that stockholders approve and adopt this Agreement or if, after recommending in the Proxy Statement-Prospectus that stockholders approve and adopt this Agreement, the Board of Directors of PFSB withdraws, qualifies or revises such recommendation in any respect materially adverse to FFBI; or

            (g) by PFSB, at any time during the seven-day period commencing on the last day of the Measurement Period, if both of the following conditions are satisfied:

                  (i)   The FFBI Price shall be less than $13.09; and

                  (ii) (A) the quotient obtained by dividing the FFBI Price by $17.45 (such number being referred to herein as the "FFBI RATIO") shall be less than (B) the quotient obtained by dividing the Index Value on the last day of the Measurement Period by the Index Value on the date of this Agreement and subtracting 0.15 from such quotient (such number being referred to herein as the "INDEX RATIO"); subject, however, to the following three sentences. If PFSB elects to exercise its termination right pursuant to this SECTION 7.1(G), it shall give prompt written notice to FFBI; provided, that such notice of election to terminate may be withdrawn at any time within the aforementioned seven-day period. During the five-day period commencing with its receipt of such notice, FFBI shall have the option to elect to increase the Exchange Ratio to equal (rounded to the nearest one-thousandth) the lesser of
(i) the quotient obtained by dividing (A) the product of $13.09 and the Exchange Ratio (as then in effect) by (B) the FFBI Price, and (ii) the quotient obtained by dividing (A) the product of the Index Ratio and the Exchange Ratio (as then in effect) by (B) the FFBI Ratio. If FFBI makes an election contemplated by the preceding sentence, within such five-day period, it shall give prompt written notice to PFSB of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this SECTION 7.1(G) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to the Exchange Ratio shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this SECTION 7.1(G).

      For purposes of SECTION 7.1(G), the following terms shall have the meanings indicated:

            "INDEX" shall mean the SNL Index of Thrifts with Assets less than $250 million.

            "INDEX VALUE" on a given date shall mean the value of the Index.

      If FFBI declares or effects a stock dividend, reclassification, recapitalization, split-up, combination or exchange of shares of similar transaction between the date of this Agreement and the last day of the Measurement Period, the prices for FFBI Common Stock shall be appropriately adjusted for the purposes of applying this SECTION 7.1(G).

      7.2   TERMINATION FEE.

            (a) If FFBI terminates this Agreement pursuant to SECTION 7.1(F), then PFSB shall make payment to FFBI of a termination fee in the amount of $250,000. Such amount shall be paid by wire transfer of immediately available funds within two business days following such termination. If within 12 months after such termination, PFSB shall consummate or enter into any agreement with respect to an Acquisition Proposal, then PFSB shall make payment to FFBI of an additional termination fee in the amount of $175,000. Such amount shall be paid by wire transfer of immediately available funds on the date of such execution or consummation.

            (b) If this Agreement is terminated by (i) FFBI pursuant to SECTION 7.1(E) where the breach giving rise to such termination was willful or (ii) either party pursuant to SECTION 7.1(B), and in any such case an Acquisition Proposal has been publicly announced, disclosed or communicated or made known to the senior management or Board of Directors of PFSB at any time after the date of this Agreement and prior to the date of the Stockholders Meeting, in the case of clause (ii), or the date of termination, in the case of clause (i), then PFSB shall make payment to FFBI of a termination fee in the amount of $425,000 if within 12 months after such termination, PFSB shall consummate or enter into any agreement with respect to an Acquisition Proposal. Such amount shall be paid by wire transfer of immediately available funds on the date of such execution or consummation.

            (c) Notwithstanding anything herein to the contrary, in no event shall the aggregate amount that PFSB must pay to FFBI pursuant to SECTIONS 7.2(A) and (B) exceed $425,000.

      7.3 EFFECT OF TERMINATION. In the event of termination of this Agreement by either FFBI or PFSB as provided in SECTION 7.1, this Agreement shall forthwith become void and, subject to SECTION 7.2, have no effect, and there shall be no liability on the part of any party hereto or their respective officers and directors, except that (i) SECTIONS 5.3(C), 7.2, and 8.6, shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

                                 ARTICLE VIII
                             CERTAIN OTHER MATTERS

      8.1 INTERPRETATION. When a reference is made in this Agreement to Sections or Exhibits such reference shall be to a Section of, or Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for ease of reference only and shall not affect the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation." Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Any reference to gender in this Agreement shall be deemed to include any other gender.

      8.2 SURVIVAL. Only those agreements and covenants of the parties that are by their terms applicable in whole or in part after the Effective Time, including SECTION 5.13 of this Agreement, shall survive the Effective Time. All other representations, warranties, agreements and covenants shall be deemed to be conditions of the Agreement and shall not survive the Effective Time.

      8.3 WAIVER; AMENDMENT. Prior to the Effective Time, any provision of this Agreement may be: (i) waived in writing by the party benefitted by the provision or (ii) amended or modified at any time (including the structure of the transaction) by an agreement in writing between the parties hereto except that, after the vote by the stockholders of PFSB, no amendment or modification may be made that would reduce the amount or alter or change the kind of consideration to be received by holders of PFSB Common Stock or contravene any provision of the MGBCL, the DGCL or the federal banking laws, rules and regulations.

      8.4 COUNTERPARTS. This Agreement may be executed in counterparts each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

      8.5 GOVERNING LAW. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, without regard to conflicts of laws principles.

      8.6 EXPENSES. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, except that expenses incurred in connection with the filing, printing and mailing of the Proxy Statement-Prospectus and Registration Statement shall be shared equally by FFBI and PFSB.

      8.7 NOTICES. All notices, requests, acknowledgments and other communications hereunder to a party shall be in writing and shall be deemed to have been duly given when delivered by hand, overnight courier or facsimile transmission to such party at its address or facsimile number set forth below or such other address or facsimile transmission as such party may specify by notice (in accordance with this provision) to the other party hereto.

            If to FFBI, to:

                        First Federal Bancshares, Inc.
                        109 East Depot Street
                        Colchester, Illinois 62326
                        Facsimile:  (309) 776-3227
                        Attention:  James J. Stebor

            With a copy to:

                        Muldoon Murphy & Faucette LLP
                        5101 Wisconsin Avenue, NW
                        Washington, DC 20016
                        Facsimile: (202) 966-9409
                        Attention: Paul M. Aguggia, Esq.

            If to PFSB, to:

                        PFSB Bancorp, Inc.
                        123 W. Lafayette Street
                        Palmyra, Missouri 63461
                        Facsimile:  (573) 769-2137
                        Attention:  Eldon R. Mette

            With a copy to:

                        Jenkens & Gilchrist, A Professional Corporation 1919 Pennsylvania Avenue, N.W.
                        Suite 600
                        Washington, DC  20006
                        Facsimile:  (202) 326-1555
                        Attention: Kip A. Weissman, Esq.

      8.8 ENTIRE AGREEMENT; ETC. This Agreement, together with the Disclosure Letters, represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made. All terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Except for SECTION 5.13, which confers rights on the parties described therein, nothing in this Agreement is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

      8.9 SUCCESSORS AND ASSIGNS; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement may not be assigned by either party hereto without the written consent of the other party.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

                                  FIRST FEDERAL BANCSHARES, INC.



                                  By:  /s/ James J. Stebor
                                       ---------------------------------------
                                       James J. Stebor
                                       President and Chief Executive Officer

                                  PFSB BANCORP, INC.



                                  By:  /s/ Eldon R. Mette
                                       ---------------------------------------
                                       Eldon R. Mette
                                       President and Chief Executive Officer

                                                                       EXHIBIT A









                                  June 4, 2002


First Federal Bancshares, Inc.
109 East Depot Street
Colchester, Illinois 62326

Attn: Board of Directors

To the Board of Directors:

      The undersigned is a director of PFSB Bancorp, Inc. ("PFSB") and the beneficial holder of shares of common stock of PFSB (the "PFSB Common Stock").

      First Federal Bancshares, Inc. ("FFBI") and PFSB are considering the execution of an Agreement and Plan of Merger (the "Agreement") contemplating the acquisition of PFSB through the merger of PFSB with and into FFBI (the "Merger"). The execution of the Agreement by FFBI is subject to the execution and delivery of this letter agreement.

      In consideration of the substantial expenses that FFBI will incur in connection with the transactions contemplated by the Agreement and in order to induce FFBI to execute the Agreement and to proceed to incur such expenses, the undersigned agrees and undertakes, in his capacity as a stockholder of PFSB, and not in his capacity as a director or officer of PFSB, as follows:

      1. While this letter agreement is in effect the undersigned shall not, directly or indirectly, (a) sell or otherwise dispose of or encumber prior to the record date of PFSB's Stockholder Meeting (as defined in the Agreement) (except in the ordinary course of business for purposes of securing margin credit) any or all of his shares of PFSB Common Stock, or (b) deposit any shares of PFSB Common Stock into a voting trust or enter into a voting agreement or arrangement with respect to any shares of PFSB Common Stock or grant any proxy with respect thereto, other than to other members of the Board of Directors of PFSB for the purpose of voting to approve the Agreement and the Merger and matters related thereto.

      2. While this letter agreement is in effect the undersigned shall vote or cause to be voted all of the shares of PFSB Common Stock that the undersigned shall be entitled to so vote, whether such shares are beneficially owned by the undersigned on the date of this letter agreement or are subsequently acquired, whether pursuant to the exercise of stock options or otherwise, for the approval of the Agreement and the Merger at PFSB's Stockholder Meeting.

      3. The undersigned acknowledges and agrees that any remedy at law for breach of the foregoing provisions shall be inadequate and that, in addition to any other relief which may be

First Federal Bancshares, Inc.
Page 2



available, FFBI shall be entitled to temporary and permanent injunctive relief without having to prove actual damages.

      4. The foregoing restrictions shall not apply to shares with respect to which the undersigned may have voting power as a fiduciary for others. In addition, this letter agreement shall only apply to actions taken by the undersigned in his capacity as a stockholder of PFSB and, if applicable, shall not in any way limit or affect actions the undersigned may take in his capacity as a director or officer of PFSB.

      5. This letter agreement shall automatically terminate upon the earlier of
(i) the favorable vote of PFSB's stockholders with respect to the approval of the Agreement and the Merger, (ii) the termination of the Agreement in accordance with its terms or (iii) the Effective Date (as that term is defined in the Agreement) of the Merger.

      6. As of the date hereof, the undersigned has voting power with respect to _______ shares of PFSB Common Stock.

      IN WITNESS WHEREOF, the undersigned has executed this agreement as of the date first above written.

                                          Very truly yours,


                                          -------------------------------


                                          -------------------------------
                                          Print Name


Accepted and agreed to as of the date first above written:

First Federal Bancshares, Inc.



----------------------------------------
James J. Stebor
President and Chief Executive Officer

                                                                       EXHIBIT B


                                 PLAN OF MERGER

                                       OF

                                 PALMYRA SAVINGS

                                  WITH AND INTO

                               FIRST FEDERAL BANK


      THIS PLAN OF MERGER ("Plan of Merger") is entered into as of the 4th day of June, 2002 by and between PALMYRA SAVINGS, a stock savings bank chartered and existing under the laws of the United States of America ("Palmyra Savings"), and FIRST FEDERAL BANK, a stock savings bank chartered and existing under the laws of the United States of America ("First Federal").

      WHEREAS, this Plan of Merger is being entered into pursuant to the Agreement and Plan of Merger dated as of June 4, 2002 (the "Merger Agreement") by and between First Federal Bancshares, Inc. and PFSB Bancorp, Inc., pursuant to which First Federal Bancshares, Inc. will acquire PFSB Bancorp, Inc.; and

      WHEREAS, this Plan of Merger has been approved by at least two-thirds of the directors of each of First Federal and Palmyra Savings.

      NOW, THEREFORE, in consideration of the covenants and agreements of the parties contained herein, the parties hereto hereby make, adopt and approve this Plan of Merger in order to set forth the terms and conditions for the merger of Palmyra Savings with and into First Federal (the "Merger").

      1.    Effective Time of the Merger. The Merger shall not be effective
            ----------------------------
            unless and until the Merger receives any necessary approvals from the Office of Thrift Supervision pursuant to 12 C.F.R. 563.22 or such other later time specified on the Articles of Combination filed with the Office of Thrift Supervision (the "Effective Time").

      2.    Constituent Institutions.  The name of each constituent institution
            ------------------------
            to the Merger is FIRST FEDERAL BANK and PALMYRA SAVINGS.

      3.    Name of the Resulting Institution.  The resulting institution in the
            ---------------------------------
            Merger shall be FIRST FEDERAL BANK (First Federal is sometimes referred to herein as the "Resulting Institution").

      4.    Location of Home Office and Other Offices of Resulting Institution.
            ------------------------------------------------------------------
            The location of the principal office and other offices of the Resulting Institution are listed in Appendix A hereto attached.
                                                ----------

      5.    Terms and Conditions of Merger. Subject to the terms and conditions
            ------------------------------
            of this Plan of Merger, at the Effective Time, Palmyra Savings shall be merged with and into First Federal pursuant to the provisions of, and with the effect provided under the laws of, the United States of America. At the Effective Time, the separate existence of Palmyra Savings shall cease and First Federal as the resulting institution, shall continue unaffected and unimpaired by the Merger.

      6.    Charter.  At the Effective Time, the charter of First Federal, as in
            -------
            effect immediately prior to the Effective Time, shall constitute the charter of the Resulting Institution, unless and until the same shall be amended as provided by law and the terms of such charter.

      7.    Bylaws.  At the Effective Time, the bylaws of First Federal, as in
            ------
            effect immediately prior to the Effective Time, shall be the bylaws of the Resulting Institution, unless and until amended or repealed as provided by law, its charter and such bylaws.

      8.    Savings Account Issuance by Resulting Institution.  After the
            -------------------------------------------------
            Effective Time, the Resulting Institution will continue to issue deposit accounts, including savings accounts, on the same basis as immediately prior to the Effective Time.

      9.    Liquidation Account.  The Resulting Institution shall, at the time
            -------------------
            of the Merger, assume the liquidation account(s) of Palmyra Savings immediately prior to the Effective Time, which liquidation account(s) shall participate pari passu with any other liquidation
                                         ---- -----
            accounts of the Resulting Institution. In the event of a complete liquidation of the Resulting Institution, and only in such event, the amount distributable to each account holder will be determined in accordance with the rules and regulations of the Office of Thrift Supervision pertaining to conversions by savings associations from mutual to stock form of organization, on the basis of such account holder's subaccount balance with the Resulting Institution at the time of its liquidation. No merger, consolidation, purchase of bulk assets with assumption of savings accounts and other liabilities, or similar transaction, whether or not the Resulting Institution is the surviving institution, will be deemed to be a complete liquidation for this purpose, and, in any such transaction, the liquidation account shall be assumed by the surviving institution.

      10.   Directors of Resulting Institution.  The names of the persons who
            ----------------------------------
            shall constitute the Board of Directors of the Resulting Institution after the Effective Time are listed in Appendix B hereto attached.
                                                   ----------

      11.   Effect on Outstanding Shares of Palmyra Savings Common Stock.  At
            ------------------------------------------------------------
            the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, all outstanding shares of common stock, par value $1.00 per share, of Palmyra Savings shall automatically be canceled and retired and shall cease to exist.

      12.   Effect on Outstanding Shares of First Federal Common Stock. The
            ----------------------------------------------------------
            shares of common stock, par value $1.00 per share, of First Federal issued and outstanding immediately prior to the Effective Time shall remain outstanding and unchanged after the Merger and shall be the only issued and outstanding shares of the Resulting Institution.

      13.   Conditions to Each Party's Obligation to Effect the Merger.  The
            ----------------------------------------------------------
            respective obligations of each party to effect the Merger shall be subject to the satisfaction of the conditions set forth in Article VI of the Merger Agreement.

      14.   Termination.  This Plan of Merger shall terminate automatically upon
            -----------
            termination of the Merger Agreement.

      15.   Amendment.  This Plan of Merger may not be amended except by an
            ---------
            agreement in writing signed on behalf of each of the parties hereto.

      16.   Governing Law. This Plan of Merger shall be governed by and
            -------------
            construed and enforced in accordance with the laws of the United States of America.

      17.   Captions.  The captions heading the sections in this Plan of Merger
            --------
            are for convenience only and shall not affect the construction or interpretation of this Plan of Merger.

      18.   Counterparts.  This Plan of Merger may be executed in two or more
            ------------
            counterparts, any of which may be facsimile copies, each of which shall be deemed an original instrument, but all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, each of the Parties has caused this Plan of Merger to be duly executed and delivered by its duly authorized officers as of the date first above written.

                                      FIRST FEDERAL BANK
ATTEST:



                                  By:
------------------------------        ------------------------------------------
                                      James J. Stebor
                                      Its: President and Chief Executive Officer




ATTEST:                               PALMYRA SAVINGS



                                  By:
------------------------------        ------------------------------------------
                                      Eldon R. Mette
                                      Its: President and Chief Executive Officer

                                   APPENDIX A

       Location of Home Office and Other Offices of Resulting Institution




MAIN OFFICE:

109 EAST DEPOT STREET
COLCHESTER, IL 62326

BRANCH OFFICES:

2001 MAINE STREET
QUINCY, IL 62301

101 NORTH 36TH STREET
QUINCY, IL 62301

201 WEST MAIN STREET
MT. STERLING, IL 62353

430 WEST JACKSON STREET
MACOMB, IL 61455

190 EAST HURST STREET
BUSHNELL, IL 61422

103 EAST COMMERCIAL STREET
KAHOKA, MO 63445

600 WASHINGTON STREET
CANTON, MO  63435

123 WEST LAFAYETTE
PALMYRA, MO 63461

                                   APPENDIX B

                       Directors of Resulting Institution


Name                          Residence Address             Year Term Expires
----                          -----------------             -----------------

Gerald L. Prunty              1990 N. Coal St.                    2003
                              Colchester, IL 62326

Franklin M. Hartzell          306 S. Madison St.                  2005
                              Carthage, IL 62321

Murrel Hollis                 19025 N 1900 Rd.                    2005
                              Bushnell, IL 61422

Dr. Stephan L. Roth           309 Seckman St.                     2004
                              Colchester, IL 62326

James J. Stebor               2819 Southfield Dr.                 2003
                              Quincy, IL 62301

Richard D. Stephens           325 Robin Rd.                       2004
                              Macomb, IL 61455

B. Bradford Billings          2829 Cheswick Rd.                   2003
                              Quincy, IL 62301

                                                                       EXHIBIT C




                               _________, 2002


First Federal Bancshares, Inc.
109 East Depot Street
Colchester, Illinois 62326

Ladies and Gentlemen:

      I have been advised that I may be deemed to be, but do not admit that I am, an "affiliate" of PFSB Bancorp, Inc., a Missouri corporation ("PFSB"), as that term is defined in Rule 144 and used in Rule 145 promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"). I understand that pursuant to the terms of the Agreement and Plan of Merger, dated as of June 4, 2002 (the "Merger Agreement"), by and between PFSB and First Federal Bancshares, Inc., a Delaware corporation ("FFBI"), PFSB plans to merge with and into FFBI (the "Merger").

      I further understand that as a result of the Merger, I may receive shares of common stock, par value $0.01 per share, of FFBI ("FFBI Common Stock") in exchange for shares of common stock, par value $0.01 per share, of PFSB ("PFSB Common Stock").

      I have carefully read this letter and reviewed the Merger Agreement and discussed their requirements and other applicable limitations upon my ability to sell, transfer, or otherwise dispose of FFBI Common Stock, to the extent I felt necessary, with my counsel or counsel for PFSB.

      I represent, warrant and covenant with and to FFBI that in the event I receive any shares of FFBI Common Stock as a result of the Merger:

      1. I shall not make any sale, transfer, or other disposition of such shares of FFBI Common Stock unless (i) such sale, transfer or other disposition has been registered under the Securities Act, (ii) such sale, transfer or other disposition is made in conformity with the provisions of Rule 145 under the Securities Act (as such rule may be amended from time to time), or (iii) in the opinion of counsel in form and substance reasonably satisfactory to FFBI, or under a "no-action" letter obtained by me from the staff of the SEC, such sale, transfer or other disposition will not violate the registration requirements of, or is otherwise exempt from registration under, the Securities Act.

_________, 2002
Page 2



      2. I understand that FFBI is under no obligation to register the sale, transfer or other disposition of shares of FFBI Common Stock by me or on my behalf under the Securities Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

      3. I understand that stop transfer instructions will be given to FFBI's transfer agent with respect to shares of FFBI Common Stock issued to me as a result of the Merger and that there will be placed on the certificates for such shares, or any substitutions therefor, a legend stating in substance:

      "The shares represented by this certificate were issued as a result of the merger of PFSB Bancorp, Inc. with and into First Federal Bancshares, Inc. on _______, 2002, in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares represented by this certificate may be transferred only in accordance with the terms of a letter agreement between the registered holder hereof and First Federal Bancshares, Inc., a copy of which agreement is on file at the principal offices of First Federal Bancshares, Inc."

      4. I understand that, unless transfer by me of the FFBI Common Stock issued to me as a result of the Merger has been registered under the Securities Act or such transfer is made in conformity with the provisions of Rule 145(d) under the Securities Act, FFBI reserves the right, in its sole discretion, to place the following legend on the certificates issued to my transferee:

      "The shares represented by this certificate have not been registered under the Securities Act of 1933 and were acquired from [SHAREHOLDER] who, in turn, received such shares as a result of the merger of PFSB Bancorp, Inc. with and into First Federal Bancshares, Inc. on ______, 2002, in a transaction to which Rule 145 under the Securities Act of 1933 applies. The shares have been acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933 and may not be offered, sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

      It is understood and agreed that the legends set forth in paragraphs (3) and (4) above shall be removed by delivery of substitute certificates without such legends if I shall have delivered to FFBI (i) a copy of a "no action" letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to FFBI, to the effect that such legend is not required for purposes of the Act, or (ii) evidence or representations satisfactory to FFBI that FFBI Common Stock represented by such certificates is being or has been sold in conformity with the provisions of Rule 145(d).

_________, 2002
Page 3


      I further understand and agree that the provisions of Rule 145 shall apply to all shares of FFBI Common Stock that my spouse, any relative of mine, or any relative of my spouse, any one of whom has the same home as me, receives as a result of the Merger and I further represent, warrant and covenant with and to FFBI that I will have, and will cause each of such persons to have, all shares of PFSB Common Stock owned (other than shares held through tax qualified retirement or benefit plans) by me or such persons registered in my name or the name of such persons, as applicable, prior to the effective date of the Merger and not in the name of any bank, broker or dealer, nominee or clearing house.

      By acceptance hereof, FFBI agrees, for a period of two years after the Effective Time (as defined in the Agreement) that, so long as it is obligated to file reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, that it will use its reasonable best efforts to timely file such reports so that the public information requirements of Rule 144(c) promulgated under the Securities Act are satisfied and the resale provisions of Rule 145(d)(1) and (2) are therefore available to me in the event I desire to transfer any FFBI Common Stock issued to me in the Merger.

                                          Very truly yours,


                                          By:
                                               ------------------------------
                                          Name:




Accepted this ____ day of _____________ 2002.

First Federal Bancshares, Inc.



By:
      --------------------------------------
      James J. Stebor
      President and Chief Executive Officer